                                                                     EXHIBIT 4.1

       =================================================================





                          PASS THROUGH TRUST AGREEMENT


                                  Dated as of


                                 July 15, 1994


                                    BETWEEN


                      THE FIRST NATIONAL BANK OF CHICAGO,
                          not individually but solely
                            as Pass Through Trustee,


                                      AND


                              NEWMONT GOLD COMPANY



                              Newmont Gold Company
                          Pass Through Trust, 1994-A1



      =================================================================


A Pass Through Agreement dated as of July 15, 1994 between The First National Bank of Chicago and Newmont Gold Company relating to the Pass Through Certificates, Series 1994-A2, was also entered into by the parties thereto. Such Pass Through Agreement is identical in all material respects to this Pass Through Agreement except for aggregate amount, final scheduled regular distribution date and CUSIP number, with respect to the Pass Through Certificates, and principal amount, maturity and interest rate with respect to the Equipment Notes.

                             CROSS REFERENCE SHEET

                                    Between

           Provisions of the Trust Indenture Act of 1939, as amended, and the Pass Through Trust Agreement:

                                                                                                             Section of
Section of the Act                                                                                          the Agreement
- - ------------------                                                                                          -------------
310(a)(1) and (2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10.02
310(a)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10.05
310(a)(4)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      *
(1)310(a)(5). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      *
310(b)(i)-(iii) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10.01, 10.03
310(b)(remainder) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      *
310(c)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable
311(a)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      *
311(b)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      *
311(c)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable
312(a)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.12, 4.01
312(b)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      *
312(c)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.02
313(a)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.04
313(b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      *
313(b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      *
313(c)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.04
313(d)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      *
314(a)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.03
314(b)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable
314(c)(1) and (2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13.07
314(c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable
314(d)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      *
314(d)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      *
314(d)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      *
314(e)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13.07
314(f)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable
315(a), (c) and (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      *
315(b)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.11
315(e)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      *
316(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.09, 7.10
316(a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      *
316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.04
316(b)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.08
316(c)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.01(b)
317(a)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.03, 7.05
317(b)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3.04
318(a)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13.08





____________________

      (1) * Intentionally deleted.

                               TABLE OF CONTENTS


                                                                                                                     Page
    RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1


                                                        ARTICLE I

                                                       DEFINITIONS




                                                       ARTICLE II

                                       DESIGNATIONS; PASS THROUGH TRUST FORMATION;
                                         ISSUANCE OF PASS THROUGH CERTIFICATES;
                                             ACQUISITION OF EQUIPMENT NOTES


    SECTION 2.01.  Designations; Aggregate Amount   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
    SECTION 2.02.  Issuance of Pass Through Certificates; Acquisition of Equipment Notes  . . . . . . . . . . . . .    10
    SECTION 2.03.  Declaration of Trust; Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
    SECTION 2.04.  Limitation of Powers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
    SECTION 2.05.  Execution of Pass Through Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
    SECTION 2.06.  Certificate of Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
    SECTION 2.07.  Form of Pass Through Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
    SECTION 2.08.  Registration, Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
    SECTION 2.09.  Mutilated, Defaced, Destroyed, Lost and Stolen Pass Through Certificates   . . . . . . . . . . .    14
    SECTION 2.10.  Cancellation of Pass Through Certificates; Destruction Thereof   . . . . . . . . . . . . . . . .    16
    SECTION 2.11.  Temporary Pass Through Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
    SECTION 2.12.  Pass Through Certificates Issuable in the Form of a Registered Global Security   . . . . . . . .    17
    SECTION 2.13.  Appointment of Authenticating Agent; Paying Agent and Registrar  . . . . . . . . . . . . . . . .    19

                                                                                                                     Page
                                                                                                                     ----
                                                       ARTICLE III

                                    CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS


    SECTION 3.01.  Representations, Warranties and Covenants of the Company   . . . . . . . . . . . . . . . . . . .    19
    SECTION 3.02.  Offices for Payments; Registrar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
    SECTION 3.03.  Representations and Warranties of the Pass Through Trustee   . . . . . . . . . . . . . . . . . .    21
    SECTION 3.04.  Paying Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
    SECTION 3.05.  No Representations or Warranties as to Documents   . . . . . . . . . . . . . . . . . . . . . . .    23
    SECTION 3.06.  Payments from Trust Property Only  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
    SECTION 3.07.  Limitation of the Company's Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24


                                                       ARTICLE IV

                                       CERTIFICATEHOLDER LISTS AND REPORTS BY THE
                                          COMPANY AND THE PASS THROUGH TRUSTEE


    SECTION 4.01.  Certificateholder Lists; Ownership of Pass Through Certificates  . . . . . . . . . . . . . . . .    24
    SECTION 4.02.  Disclosure of Certificateholder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
    SECTION 4.03.  Reports by the Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
    SECTION 4.04.  Reports by the Pass Through Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26


                                                        ARTICLE V

                                           RECEIPT AND DISTRIBUTION OF INCOME
                                          AND PROCEEDS FROM THE TRUST PROPERTY


    SECTION 5.01.  Distribution Dates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
    SECTION 5.02.  Record Dates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
    SECTION 5.03.  Certificate Account and Special Payments Account   . . . . . . . . . . . . . . . . . . . . . . .    26
    SECTION 5.04.  Distributions from Certificate Account and Special Payments Account  . . . . . . . . . . . . . .    27
    SECTION 5.05.  Statements to Certificateholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
    SECTION 5.06.  Investment of Special Payment Moneys   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
    SECTION 5.07.  Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30

                                                                                                                     Page
                                                                                                                     ----
                                                       ARTICLE VI

                                            CONCERNING THE CERTIFICATEHOLDERS


    SECTION 6.01.  Evidence of Action Taken by Certificateholders   . . . . . . . . . . . . . . . . . . . . . . . .    30
    SECTION 6.02.  Proof of Execution of Instruments and of Holding of Certificates   . . . . . . . . . . . . . . .    31
    SECTION 6.03.  Certificateholders to Be Treated as Owners   . . . . . . . . . . . . . . . . . . . . . . . . . .    31
    SECTION 6.04.  Pass Through Certificates Owned by the Company and Related Owner Trustees Deemed
                   Not Outstanding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
    SECTION 6.05.  Right of Revocation of Action Taken  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
    SECTION 6.06.  ERISA Plan Prohibition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33

                                                       ARTICLE VII

                                            REMEDIES OF PASS THROUGH TRUSTEE
                                                 AND CERTIFICATEHOLDERS


    SECTION 7.01.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
    SECTION 7.02.  Incidents of Sale of Equipment Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
    SECTION 7.03.  Pass Through Trustee May Prove Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
    SECTION 7.04.  Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
    SECTION 7.05.  Suits for Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
    SECTION 7.06.  Discontinuance of Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
    SECTION 7.07.  Limitations on Suits by Certificateholders   . . . . . . . . . . . . . . . . . . . . . . . . . .    37
    SECTION 7.08.  Unconditional Right of Certificateholders to Receive Principal,
                   Interest and Premium, and to Institute Certain Suits . . . . . . . . . . . . . . . . . . . . . .    38
    SECTION 7.09.  Control by Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
    SECTION 7.10.  Waiver of Past Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
    SECTION 7.11.  Notice of Pass Through Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39


                                                      ARTICLE VIII

                                           CONCERNING THE PASS THROUGH TRUSTEE


    SECTION 8.01.  Acceptance by Pass Through Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
    SECTION 8.02.  Pass Through Trustee's Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
    SECTION 8.03.  Certain Rights of the Pass Through Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . .    40
    SECTION 8.04.  Pass Through Trustee Not Responsible for Recitals.   . . . . . . . . . . . . . . . . . . . . . .    42

                                                                                                                     Page
                                                                                                                     ----
    SECTION 8.05.  Pass Through Trustee and Agents May Hold Pass Through
                   Certificates; Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
    SECTION 8.06.  Moneys Held by Pass Through Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
    SECTION 8.07.  Right of Pass Through Trustee to Rely on Officers' Certificate   . . . . . . . . . . . . . . . .    43
    SECTION 8.08.  Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43


                                                       ARTICLE IX

                                                   INDEMNIFICATION OF
                                           PASS THROUGH TRUSTEE BY THE COMPANY




                                                        ARTICLE X

                                                   SUCCESSOR TRUSTEES


    SECTION 10.01.  Resignation and Removal of Pass Through
                    Trustee; Appointment of Successor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
    SECTION 10.02.  Persons Eligible for Appointment as Pass
                    Through Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
    SECTION 10.03.  Acceptance of Appointment by Successor
                    Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
    SECTION 10.04.  Merger, Conversion, Consolidation or
                    Succession to Business of Pass Through Trustee  . . . . . . . . . . . . . . . . . . . . . . . .    48
    SECTION 10.05.  Appointment of Separate Pass Through
                    Trustees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49


                                                       ARTICLE XI

                                           SUPPLEMENTS AND AMENDMENTS TO THIS
                                       PASS THROUGH AGREEMENT AND OTHER DOCUMENTS


    SECTION 11.01.  Supplemental Agreements Without Consent of
                    Certificateholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
    SECTION 11.02.  Supplemental Agreements With Consent of
                    Certificateholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
    SECTION 11.03.  Effect of Supplemental Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
    SECTION 11.04.  Documents to Be Given to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
    SECTION 11.05.  Notation on Pass Through Certificates in
                    Respect of Supplemental Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55

                                                                                                                     Page
                                                                                                                     ----
    SECTION 11.06.  Trust Indenture Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
    SECTION 11.07.  Revocation and Effect of Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
    SECTION 11.08.  Amendments, Waivers, etc., of Related
                    Indenture Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55


                                                       ARTICLE XII

                                           TERMINATION OF PASS THROUGH TRUSTS;
                                                    UNCLAIMED MONEYS


    SECTION 12.01.  Termination of Pass Through Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56
    SECTION 12.02.  Application by Pass Through Trustee of Funds
                    Deposited for Payment of Pass Through Certificates. . . . . . . . . . . . . . . . . . . . . . .    57
    SECTION 12.03.  Repayment of Moneys Held by Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
    SECTION 12.04.  Transfer of Moneys Held by Pass Through
                    Trustee and Paying Agent Unclaimed for Two Years and Eleven Months  . . . . . . . . . . . . . .    57


                                                      ARTICLE XIII

                                                      MISCELLANEOUS


    SECTION 13.01.  Capacity in Which Acting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
    SECTION 13.02.  No Legal Title to Trust Property in
                    Certificateholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
    SECTION 13.03.  Certificates Nonassessable and Fully Paid   . . . . . . . . . . . . . . . . . . . . . . . . . .    58
    SECTION 13.04.  Pass Through Agreement for the Benefit of
                    the Company, the Pass Through Trustee and the Certificateholders  . . . . . . . . . . . . . . .    58
    SECTION 13.05.  Limitation on Rights of Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . .    59
    SECTION 13.06.  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
    SECTION 13.07.  Officers' Certificates and Opinions of
                    Counsel; Statements to Be Contained Therein . . . . . . . . . . . . . . . . . . . . . . . . . .    60
    SECTION 13.08.  Conflict of Any Provision of Pass Through
                    Agreement with the Trust Indenture Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
    SECTION 13.09.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
    SECTION 13.10.  No Oral Modifications or Continuing Waivers   . . . . . . . . . . . . . . . . . . . . . . . . .    61
    SECTION 13.11.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
    SECTION 13.12.  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
    SECTION 13.13.  Normal Commercial Relations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
    SECTION 13.14.  Governing Law; Counterpart Form   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
    SECTION 13.15.  Distributions Due on Days Other than
                    Business Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62

                                                                                                                     Page
                                                                                                                     ----
    EXHIBIT A  - Form of Pass Through Certificate

    SCHEDULE I - Description of Equipment Notes and
                 Related Indenture Documents

                      PASS THROUGH TRUST AGREEMENT 1994-A1



                 PASS THROUGH TRUST AGREEMENT dated as of July 15, 1994, between NEWMONT GOLD COMPANY, a Delaware corporation (the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association organized under the laws of the United States of America, not individually but solely as Pass Through Trustee (the "Pass Through Trustee").

                                    RECITALS


                 WHEREAS, capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

                 WHEREAS, pursuant to the Participation Agreements, the Company has agreed to cause the Equipment Notes to be issued and sold to the Pass Through Trustee, and the Pass Through Trustee has agreed to purchase the Equipment Notes, which will be held in trust as Trust Property for the benefit of the Certificateholders;

                 WHEREAS, in order to facilitate such sale, the Company has agreed, pursuant to the Underwriting Agreement, to cause the Pass Through Trustee to issue and sell the Pass Through Certificates to the Underwriters;

                 WHEREAS, pursuant to this Pass Through Agreement, the Pass Through Trustee will execute, authenticate and deliver the Pass Through Certificates to the Underwriters upon receipt by the Pass Through Trustee of the purchase price therefor, which will be applied in accordance with this Pass Through Agreement to purchase the Equipment Notes;

                 WHEREAS, the Pass Through Trustee hereby declares the creation of this Pass Through Trust for the benefit of the Certificateholders, and the initial Certificateholders of such Pass Through Certificates, as the grantors of such Pass Through Trust, by their respective acceptances of such Pass Through Certificates, join in the creation of the Pass Through Trust;

                 WHEREAS, to facilitate the sale of the Equipment Notes to, and the purchase of the Equipment Notes by, the Pass Through Trustee on behalf of this Pass Through Trust, the Company has duly authorized the execution and delivery of this Pass Through Agreement as the "issuer," as such term is defined in and solely for purposes of the Securities Act, of the Pass Through Certificates and as the "obligor," as such term is defined in and solely for purposes of the Trust Indenture Act, with respect to all such Pass Through Certificates; and

                 WHEREAS, this Pass Through Agreement is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions;

                 IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:


                                   ARTICLE I

                                  DEFINITIONS


                 The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Pass Through Agreement have the respective meanings specified in this Section. All other terms used in this Pass Through Agreement that are defined in the Trust Indenture Act (as defined below) or the definitions of which in the Securities Act (as defined below) are referred to in the Trust Indenture Act (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of this Pass Through Agreement. All accounting terms used and not expressly defined herein have the meanings given to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means the accounting principles that are generally accepted at the date or time of any computation or otherwise at the date hereof. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Pass Through Agreement as a whole and not to any particular Article, Section or other subdivision. References to designated "Articles," "Sections," "subsections" and other subdivisions of this Pass Through Agreement are to the designated Articles, Sections, subsections and other subdivisions of this Pass Through Agreement as originally executed. The terms defined in this Article include the plural as well as the singular.

                 "Affiliate" has, for any Person, the meaning specified in Rule 0-2 under the Trust Indenture Act.





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
                 "Applicable Law" means all laws, including Federal, state and local laws, ordinances, judgments, decrees, injunctions, writs and orders, and rules, regulations, orders, interpretations, licenses and permits of any Governmental Authority.

                 "Authenticating Agent" has the meaning set forth in Section
2.13 hereof.

                 "Business Day" means any day other than Saturday, Sunday or other day on which banking institutions in the States of New York, Illinois or Connecticut, or any other state in which the Pass Through Trustee or any Related Indenture Trustee or Related Owner Trustee for the Pass Through Trust maintains an office for the receipt or disbursement of funds for the transactions contemplated herein or in any Indenture Documents for the Equipment Notes, are authorized or required by law to close.

                 "Certificate Account" means the account or accounts created and maintained pursuant to Section 5.03(a).

                 "Certificateholder" means the registered holder of any Pass Through Certificate as evidenced on the Register.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Pass Through Agreement such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

                 "Company" means Newmont Gold Company, a Delaware corporation, and its permitted successors and assigns hereunder.

                 "Corporate Trust Office" means the corporate trust office of the Pass Through Trustee located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Corporate Trust Services Division, or such other office at which the Pass Through Trustee's corporate trust business shall be administered and which the Pass Through Trustee shall have specified by notice in writing to the Company and the Certificateholders.





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
                 "Delivery Date" means, for any Equipment Notes, the Closing Date (as such term is defined in the related Participation Agreement) for such Equipment Notes.

                 "Depository" means the depository of the Registered Global Certificate representing the Pass Through Certificates and any successor to such depository appointed by the Company pursuant hereto. Such depository initially shall be The Depository Trust Company, a New York corporation.

                 "Distribution Date" means any Regular Distribution Date or Special Distribution Date or both.

                 "Dollars" and "$" mean lawful currency of the United States of America.

                 "Equipment Note" means any "Note," as such term is defined in the related Indenture, issued by an Owner Trustee pursuant to such Indenture and listed in Schedule I hereto, which is to be held by the Pass Through Trustee as part of the Trust Property.

                 "Event of Default" has the meaning specified in Section 7.01 hereof.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Fractional Undivided Interest" means, for any Pass Through Certificate, the fractional undivided interest in the Pass Through Trust that is evidenced thereby.

                 "Governmental Authority" shall mean any Federal, state, county, municipal, regional or other governmental or taxing authority, agency, board or court.

                 "Government Obligations" means direct obligations of the United States of America which are not callable, redeemable or payable prior to maturity, in whole or in part, directly or indirectly, by any Person.

                 "Indenture" means for any Equipment Note, the trust indenture and security agreement listed in Schedule I hereto between the Related Indenture Trustee and the Related Owner Trustee pursuant to which such Equipment Note is issued as such agreement may be modified, supplemented or amended from time to time in accordance with the related Indenture Documents, and "Indentures" means all such Indentures for all Equipment Notes.

                 "Indenture Default" means, for any Indenture, any event or condition defined as a "Default" under such Indenture.

                 "Indenture Documents" means for any Equipment Note, the related Indenture, the related Trust Agreement and Lease, in each case as defined in such Indenture, and the related Participation Agreement.

                 "Indenture Event of Default" means, for any Indenture, any event or condition defined as an "Indenture Event of Default" in such Indenture.

                 "Indenture Trustee" means, for any Equipment Note, the Person defined as such in the related Indenture.

                 "Initial Regular Distribution Date" means the first Regular Distribution Date following the Issuance Date.

                 "Issuance Date" means the date of the issuance of the Pass Through Certificates, which shall be the same date as the Delivery Date.

                 "Lease" means, for any Equipment Note, the agreement between the Company, as lessee, and the Related Owner Trustee, as lessor, that is defined as the "Lease" in the related Indenture.

                 "Letter of Representations" means a letter from the Company and the Pass Through Trustee to, and accepted by, the Depository in form and substance satisfactory to the Company and the Pass Through Trustee, as such letter may be modified or supplemented, or any successor letter thereto.

                 "Lien" means any mortgage, pledge, lien, charge, disposition of title, encumbrance, lease or security interest.

                 "Majority in Interest of Certificateholders" means, at any time, Pass Through Certificates then Outstanding (or the proxy therefor) representing in the aggregate not less than a majority of the aggregate Fractional Undivided Interests of the Pass Through Certificates then Outstanding under the Pass Through Trust.

                 "Officers' Certificate" means a certificate signed by a Responsible Officer of the Company, any Indenture Trustee or any Owner Trustee, as the case may be, delivered to the Pass Through Trustee. Each such certificate shall include the statements provided for in Section 13.07.

                 "Opinion of Counsel" means a written opinion of legal counsel, who in the case of counsel (a) for the Company may be (i) an attorney employed by the Company who is generally empowered to deliver such written opinions or
(ii) other counsel designated by the Company and reasonably satisfactory to the Pass Through Trustee and (b) for any Owner Trustee or Indenture Trustee, an attorney selected by such Person and reasonably satisfactory to the Pass Through Trustee.

                 "Outstanding" means, as of the date of determination and subject to the provisions of Section 6.04 hereof, all Pass Through Certificates theretofore authenticated and delivered, with the exception of the following:

              (i) Pass Through Certificates theretofore cancelled by the Pass Through Trustee or delivered to the Pass Through Trustee for cancellation pursuant to Section 2.10;

             (ii) All Pass Through Certificates if money in the amount required to make the final distribution thereon in accordance with
         Section 12.01 has been theretofore deposited with the Pass Through Trustee in trust for the Certificateholders pending such final distribution; and

            (iii) Pass Through Certificates in exchange for or in lieu of which other Pass Through Certificates have been authenticated and delivered pursuant to Article II hereof.

                 "Overdue Scheduled Payment" means any Scheduled Payment that is not received within five Business Days after the Regular Distribution Date applicable to such Scheduled Payment.

                 "Owner Participant" means, for any Equipment Note, the Person defined as such in the related Indenture.

                 "Owner Trustee" means, for any Equipment Note, the Person defined as such in the related Indenture.

                 "Participation Agreement" means for any Equipment Note, the agreement among the Company, the Owner Participant, the Related Owner Trustee, the Related Indenture Trustee and the Pass Through Trustee, that is defined as the "Participation Agreement" in the related Indenture and listed in Schedule I hereto, and pursuant to which the Pass Through Trustee agrees to purchase such Equipment Note upon the issuance thereof by such Owner Trustee, and "Participation





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
Agreements" means all such Participation Agreements for all Equipment Notes.

                 "Pass Through Agreement," "this Pass Through Agreement" and other like words mean this Pass Through Trust Agreement as the same may be modified, supplemented or amended from time to time in accordance with the provisions hereof.

                 "Pass Through Certificate" means any of the certificates designated in Section 2.01 hereof and executed, authenticated and delivered by the Pass Through Trustee, in accordance with this Pass Through Agreement.

                 "Pass Through Default" means an Event of Default or an event or condition that, with the giving of notice or the lapse of time or both, would become an Event of Default.

                 "Pass Through Trust" means the trust created in accordance with this Pass Through Agreement, the estate of which consists of the Trust Property.

                 "Pass Through Trustee" means The First National Bank of Chicago, a national banking association, not in its individual capacity except as expressly stated herein, but solely in its capacity as Pass Through Trustee under this Pass Through Agreement, and its successors and assigns as Pass Through Trustee hereunder.

                 "Paying Agent" has the meaning set forth in Section 3.04 hereof.

                 "Permitted Investments" means any Government Obligations.

                 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

                 "Pool Balance" means as of any date of determination the aggregate unpaid principal amount of the Equipment Notes on such date plus the amount of the principal payments on such Equipment Notes held by the Pass Through Trustee and not yet distributed (other than earnings thereon and without giving effect to any losses on investments thereof). The Pool Balance as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes and the distribution thereof being made on that date.

                 "Pool Factor" means as of any date of determination the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original amount of the Pass Through Certificates. The Pool Factor as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes and the distribution thereof being made on that date.

                 "Record Date" means any Record Date specified in Section 5.02 hereof.

                 "Register" has the meaning set forth in Section 3.02 hereof.

                 "Registered Global Certificate" means any Pass Through Certificate issued to the Depository in accordance with Article II and bearing the legend prescribed in Section 2.12(a).

                 "Registrar" has the meaning set forth in Section 3.02 hereof.

                 "Regular Distribution Date" means any date specified in
Section 5.01 hereof for the distribution of any Scheduled Payment from the Pass Through Trust to the Certificateholders.
                 "Related Indenture Trustee" means any Indenture Trustee under an Indenture relating to any Equipment Note, and "Related Indenture Trustees" means all such Indenture Trustees for all Equipment Notes.

                 "Related Owner Participant" means any Owner Participant under a Trust Agreement relating to any Equipment Note, and "Related Owner Participants" means all such Owner Participants for all Equipment Notes.

                 "Related Owner Trustee" means any Owner Trustee under a Trust Agreement relating to any Equipment Note, and "Related Owner Trustees" means all such Owner Trustees for all Equipment Notes.

                 "Responsible Officer" means the president or any other officer with authority of at least a vice president; or, in the case of the Pass Through Trustee, a vice president, assistant vice president or a trust officer of the Pass Through Trustee in its Corporate Trust Administration department.





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
                 "Scheduled Payment" means any scheduled payment of principal of (whether by installment or redemption or otherwise) and interest on any Equipment Note to be made in the amounts and on the date set forth for such payment in such Equipment Note, but does not include any Overdue Scheduled Payment.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Special Distribution Date" means any date specified in
Section 5.01 hereof on which a Special Payment is to be distributed from the Pass Through Trust to the Certificateholders.

                 "Special Payment" means any payment (including any Overdue Scheduled Payment) other than a Scheduled Payment on any Equipment Note or any proceeds from the sale of such Equipment Note pursuant to Article VII.

                 "Special Payments Account" means the account or accounts created and maintained for the Pass Through Trust pursuant to Section 5.03(b).

                 "Tangible Net Worth" means, with respect to a Person, the excess of tangible assets over liabilities of such Person as shown on its balance sheet as of the end of its most recent fiscal period for which a balance sheet is available or as of such other date as the context may require, and determined on the basis of generally accepted accounting principles.

                 "Trust Agreement" means, for any Equipment Note, the agreement between an Owner Trustee and an Owner Participant that is defined as the "Trust Agreement" in the related Indenture.

                 "Trust Indenture Act" means (except as otherwise provided in Sections 4.04, 11.01, 11.02 and 11.06) the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Pass Through Agreement was first qualified under such Act.

                 "Trust Property" means all money, instruments, including the Equipment Notes, and other property held as the property of the Pass Through Trust, including all distributions thereon and proceeds thereof.

                 "Underwriters" means the several Underwriters named in the Underwriting Agreement.

                 "Underwriting Agreement" means the Underwriting Agreement dated September 26, 1994 among the Company and Salomon Brothers Inc, Chemical Securities Inc., CS First Boston Corporation and Lazard Freres & Co.


                                   ARTICLE II

                  DESIGNATIONS; PASS THROUGH TRUST FORMATION;
                     ISSUANCE OF PASS THROUGH CERTIFICATES;
                         ACQUISITION OF EQUIPMENT NOTES


                 SECTION 2.01.  Designations; Aggregate Amount.
(a) The Pass Through Trust created hereby shall be designated Newmont Gold Company Pass Through Trust, 1994-A1. The Pass Through Certificates evidencing Fractional Undivided Interests in the Pass Through Trust shall be designated as the Newmont Gold Company 1994 Pass Through Certificates, Series A1 (herein sometimes called the "Series A1 Pass Through Certificates") and shall bear such designation upon their face. The Series A1 Pass Through Certificates shall be the only instruments evidencing a fractional undivided interest in the Pass Through Trust.

                 (b) All Pass Through Certificates shall be substantially identical except as to denomination and as may otherwise be provided herein. The Pass Through Certificates will have no rights, benefits or interest in respect of any other separate pass through trust or the trust property held in such other pass through trust. All Pass Through Certificates shall be in all respects equally and ratably entitled to the benefits of the Pass Through Trust without preference, priority, or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Pass Through Agreement.

                 (c) Except as provided in Section 2.09 hereof, the aggregate amount of Series A1 Pass Through Certificates that may be authenticated, delivered and outstanding under this Pass Through Agreement is limited to $175,436,000.

                 SECTION 2.02. Issuance of Pass Through Certificates; Acquisition of Equipment Notes. (a) Subject to the terms set forth herein, on the Issuance Date (i) the Company shall direct the Underwriters to execute a wire transfer or intra-bank transfer to the Pass Through Trustee in the amount of the total proceeds payable by such Underwriters pursuant to the Underwriting Agreement with respect to the

Series A1 Pass Through Certificates and (ii) the Pass Through Trustee shall execute, authenticate and deliver the Series A1 Pass Through Certificates to the Underwriters as provided in the Underwriting Agreement upon receipt by the Pass Through Trustee of such proceeds.

                 The Pass Through Certificates executed, authenticated and delivered by the Pass Through Trustee in accordance with this Section 2.02(a) shall equal in the aggregate the aggregate principal amount of the Equipment Notes to be purchased by the Pass Through Trustee pursuant to the Participation Agreements, and evidence the entire ownership of the Pass Through Trust. The Pass Through Trustee shall issue and sell such Pass Through Certificates, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt of consideration in an amount equal to the aggregate principal amount of such Equipment Notes and, concurrently therewith, the Pass Through Trustee shall purchase, pursuant to the terms and conditions of the Participation Agreements, such Equipment Notes at a purchase price equal to the amount of such consideration so received. Except as provided in Sections 2.08 and 2.09, the Pass Through Trustee shall not execute, authenticate or deliver Pass Through Certificates in excess of the aggregate amount determined in accordance with this subsection (a).

                 (b) The obligations of the Pass Through Trustee to participate in the transactions described in clause (a) of this Section 2.02 are subject to (i) receipt by the Pass Through Trustee of a certificate of the Company to the same effect as the certificate of the Company delivered to the Underwriters pursuant to Section 6(e) of the Underwriting Agreement, and (ii) satisfaction or waiver of the conditions for the purchase by the Underwriters of the Pass Through Certificates set forth in Section 6 of the Underwriting Agreement, which satisfaction or waiver for the purposes hereof shall be conclusively demonstrated by the receipt by the Pass Through Trustee of the total proceeds payable by such Underwriters pursuant to the Underwriting Agreement with respect to the Series A1 Pass Through Certificates.

                 SECTION 2.03. Declaration of Trust; Authorization. Each initial Certificateholder, by its payment for and acceptance of any Series A1 Pass Through Certificate is hereby deemed (1) as grantor, to join in the creation and declaration of this Pass Through Trust and (2) as beneficiary of such Pass Through Trust, to authorize and direct the Pass Through Trustee to execute and deliver all documents to which the Pass Through Trustee is a party that may be necessary or desirable to consummate the transactions contemplated hereby and to exercise its rights and perform its duties under the Participation Agreements, the Indentures and this Pass Through Agreement.

                 The Pass Through Trustee hereby acknowledges and accepts this grant of trust and declares that it will hold the Trust Property as Pass Through Trustee upon this Pass Through Trust for the use and benefit of the Certificateholders.

                 SECTION 2.04. Limitation of Powers. The Pass Through Trust shall be constituted solely for the purpose of making the investment in the Equipment Notes provided for herein, and, except as set forth herein, the Pass Through Trustee shall not be authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Pass Through Trustee shall not be authorized or empowered to do anything that would cause such Pass Through Trust to fail to qualify as a "grantor trust" for federal income tax purposes (including as subject to this restriction, to acquire any interest in the Facility (as defined in the respective related Indentures) by bidding such Equipment Notes or otherwise, or taking any action with respect to the Facility once acquired).

                 SECTION 2.05. Execution of Pass Through Certificates. The Pass Through Certificates shall be signed on behalf of the Pass Through Trustee by an authorized officer of the Pass Through Trustee. Such signatures may be the manual or facsimile signatures of such officer and minor errors or defects in any reproduction of any such signature shall not affect the validity or enforceability of any Pass Through Certificate which has been duly authenticated and delivered by the Pass Through Trustee.

                 If any such officer of the Pass Through Trustee who signs any of the Pass Through Certificates subsequently ceases to be such officer before the Pass Through Certificate so signed is authenticated and delivered or disposed of by the Pass Through Trustee, such Pass Through Certificate nevertheless may be authenticated and delivered or disposed of as though the person who signed such Pass Through Certificate had not ceased to be such officer of the Pass Through Trustee.

                 SECTION 2.06. Certificate of Authentication. The Pass Through Trustee shall duly authenticate and deliver Pass Through Certificates in authorized denominations equalling in the aggregate, the aggregate principal amount of the Equipment Notes to be purchased for the Pass Through Trust by the Pass Through Trustee pursuant to the Participation Agreements, and evidencing the entire ownership of the Pass Through Trust.





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
Only such Pass Through Certificates as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Pass Through Trustee by manual or facsimile signature of one of its authorized officers, shall be entitled to the benefits of the Pass Through Trust or be valid or obligatory for any purpose. Such certificate by the Pass Through Trustee upon any Pass Through Certificate executed by the Pass Through Trustee shall be conclusive evidence that the Pass Through Certificate so authenticated has been duly authenticated and delivered hereunder and that the Certificateholder, as evidenced on the Register, is entitled to the benefits of the Pass Through Trust.

                 SECTION 2.07. Form of Pass Through Certificates. The Pass Through Certificates shall be substantially in the form set forth in Exhibit A hereto. The Pass Through Certificates shall be issuable as registered securities without coupons and shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as set forth herein. The Pass Through Certificates shall be issued in denominations of $1,000 and any integral multiple thereof and shall be dated the date of their authentication.

                 The Pass Through Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Pass Through Agreement, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Pass Through Certificates are admitted to trading, or to conform to general usage.

                 SECTION 2.08. Registration, Transfer and Exchange. The Pass Through Trustee will keep at each office or agency to be maintained for the purpose as provided in Section 3.02 a Register or Registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Pass Through Certificates as provided in this Article. Such Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

                 Upon due presentation for registration of transfer of any Pass Through Certificate at any such office or agency, the Pass Through Trustee shall execute, authenticate and deliver in the name of the transferee or transferees a new Pass Through Certificate or Pass Through Certificates in





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
authorized denominations and for a like aggregate Fractional Undivided
Interest.

                 Any Pass Through Certificate or Pass Through Certificates may be exchanged for a Pass Through Certificate or Pass Through Certificates in other authorized denominations and for a like aggregate Fractional Undivided Interest. Pass Through Certificates to be exchanged shall be surrendered at any office or agency to be maintained by the Pass Through Trustee for the purpose as provided in Section 3.02, and the Pass Through Trustee shall execute, authenticate and deliver in exchange therefor the Pass Through Certificate or Pass Through Certificates which the Certificateholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously or previously outstanding.

                 All Pass Through Certificates presented for registration of transfer, exchange, redemption or payment shall (if so required by the Pass Through Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Pass Through Trustee duly executed by, the Certificateholder or his or her attorney duly authorized in writing.

                 The Pass Through Trustee may require payment from the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Pass Through Certificates. No service charge to the Certificateholder shall be made for any such transaction.

                 All Pass Through Certificates issued upon any transfer or exchange of Pass Through Certificates shall be entitled to the same benefits under this Pass Through Agreement as the Pass Through Certificates surrendered upon such transfer or exchange.

                 SECTION 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Pass Through Certificates. If any temporary or definitive Pass Through Certificate becomes mutilated, defaced or is apparently destroyed, lost or stolen, the Pass Through Trustee in its discretion may execute, authenticate and deliver, a new Pass Through Certificate of like Fractional Undivided Interest, bearing a number not contemporaneously or previously outstanding, in exchange and substitution for the mutilated or defaced Pass Through Certificate, or in lieu of and substitution for the Pass Through Certificate so apparently destroyed, lost or stolen. In every case the applicant for a substitute Pass Through Certificate shall furnish to the Pass Through Trustee and any agent of the Pass





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
Through Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless from any such substitution and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Pass Through Certificate and of the ownership thereof.

                 Upon the issuance of any substitute Pass Through Certificate, the Pass Through Trustee may require payment from the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Pass Through Trustee) connected therewith. If a notice of termination for the Pass Through Trust has been or is about to be given pursuant to Section 12.01 and a Pass Through Certificate becomes mutilated or defaced or is apparently destroyed, lost or stolen, the Pass Through Trustee may, instead of issuing a substitute Pass Through Certificate, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Pass Through Certificate), if the applicant for such payment furnishes to the Pass Through Trustee and any agent of the Pass Through Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, resulting from such payment and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Pass Through Trustee and any agent of the Pass Through Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Pass Through Certificate and of the ownership thereof.

                 Every substitute Pass Through Certificate issued pursuant to the provisions of this Section by virtue of the fact that any Pass Through Certificate is apparently destroyed, lost or stolen will constitute conclusive evidence of the Fractional Undivided Interest evidenced by the Pass Through Certificate that it replaces, whether or not the apparently destroyed, lost or stolen Pass Through Certificate may be enforceable at any time by anyone and will be entitled to all the benefits of (but will be subject to all the limitations of rights set forth in) the Pass Through Trust equally and proportionately with any and all other Pass Through Certificates duly authenticated and delivered therefor. All Pass Through Certificates will be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Pass Through Certificates and will preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

                 SECTION 2.10. Cancellation of Pass Through Certificates; Destruction Thereof. All Pass Through Certificates surrendered for payment, redemption, registration of transfer or exchange, if surrendered to any agent of the Pass Through Trustee, shall be delivered to the Pass Through Trustee for cancellation or, if surrendered to the Pass Through Trustee, shall be cancelled by it; and no Pass Through Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Pass Through Agreement. The Pass Through Trustee shall destroy cancelled Pass Through Certificates held by it in accordance with its customary procedures.

                 SECTION 2.11. Temporary Pass Through Certificates. Pending the preparation of definitive Pass Through Certificates, the Pass Through Trustee may execute, authenticate and deliver temporary Pass Through Certificates (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the executing officer of the Pass Through Trustee, as evidenced by such officer's execution thereof). Such temporary Pass Through Certificates shall be issuable as registered Pass Through Certificates without coupons, of any authorized denomination, and substantially in the form of the definitive Pass Through Certificates but with such omissions, insertions and variations as may be appropriate for temporary Pass Through Certificates, all as may be determined by the executing officer of the Pass Through Trustee, as evidenced by such officer's execution thereof. Temporary Pass Through Certificates may contain such reference to any provisions of this Pass Through Agreement as may be appropriate. Every such temporary Pass Through Certificate shall be executed and authenticated by the Pass Through Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Pass Through Certificates. Without unreasonable delay the Company shall furnish definitive Pass Through Certificates and thereupon temporary Pass Through Certificates shall be surrendered in exchange therefor without charge at any office or agency to be maintained by the Pass Through Trustee for the purpose pursuant to Section 3.02, and the Pass Through Trustee shall execute, authenticate and deliver in exchange for such temporary Pass Through Certificates such definitive Pass Through Certificates evidencing a like aggregate Fractional Undivided Interest in authorized denominations. Until so exchanged, temporary Pass Through Certificates shall be entitled to the same benefits under the Pass Through Trust as definitive Pass Through Certificates.

                 SECTION 2.12. Pass Through Certificates Issuable in the Form of a Registered Global Security. The Pass Through Certificates initially shall be issued as one or more Registered Global Certificates in accordance with this Section. To the extent that the provisions of this Section conflict with any other provisions of this Pass Through Agreement, the provisions of this Section shall control.

                 (a) The Pass Through Trustee shall, in accordance with this Article, execute, authenticate and deliver, one or more Registered Global Certificates which (i) in the aggregate, shall represent, and shall be denominated in an amount equal to, the aggregate Fractional Undivided Interests of all of the Pass Through Certificates, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Pass Through Trustee to the Depository or pursuant to the Depository's instruction, and (iv) shall bear a legend substantially to the following effect: "Unless this Registered Global Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any Registered Global Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

                 (b)  Notwithstanding any other provision of this Section or of
Section 2.08, the Registered Global Certificates may be transferred, in whole but not in part and in the manner provided in Section 2.08, by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository selected or approved by the Company upon notice to the Pass Through Trustee or to a nominee of such successor Depository.

                 (c) The Depository shall be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

                 (d) If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be eligible under subsection (c) above, and a successor Depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section shall no longer be applicable to the Pass Through Certificates and the Pass Through Trustee, upon the written request of the Company, will execute, authenticate and deliver Pass Through Certificates in definitive registered form without coupons, in authorized denominations, and in an aggregate Fractional Undivided Interest equal to the Fractional Undivided Interest of the Registered Global Certificates then outstanding in exchange for such Registered Global Certificates. In addition, the Company may at any time and in its sole discretion determine that the Pass Through Certificates shall no longer be represented by a Registered Global Certificate and that the provisions of this Section shall no longer apply to such Pass Through Certificates. In such event the Pass Through Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will notify the Depository of the availability of such Pass Through Certificates in definitive form and will execute, authenticate and deliver, Pass Through Certificates in definitive registered form without coupons, in authorized denominations and in an aggregate Fractional Undivided Interest equal to the Fractional Undivided Interest of the Registered Global Certificates then outstanding in exchange for such Registered Global Certificates. Upon the exchange of the Registered Global Certificates for such Pass Through Certificates in definitive registered form without coupons, in authorized denominations, such Registered Global Certificates shall be cancelled by the Pass Through Trustee. Such Pass Through Certificates in definitive registered form issued in exchange for the Registered Global Certificates pursuant to this subsection (d) shall be registered in such names and in such authorized denominations as the Depository shall instruct the Pass Through Trustee. The Pass Through Trustee shall deliver such Pass Through Certificates to the Persons in whose names such Pass Through Certificates are so registered.

                 (e) As long as the Pass Through Certificates are represented by Registered Global Certificates, all distributions shall be made to the holder of such Registered Global Certificate as the Certificateholder, or to such Persons as such holder may designate, by wire transfer of immediately available funds on the date such distributions are due, and the Company shall or shall cause the Pass Through Trustee to provide to the Depository any notices referred to in the related Letter of Representations in accordance with such Letter of Representations.

                 SECTION 2.13. Appointment of Authenticating Agent; Paying Agent and Registrar. (a) The Pass Through Trustee may appoint an authenticating agent (the "Authenticating Agent") with respect to the Pass Through Certificates which shall be authorized to act on behalf of the Pass Through Trustee to authenticate the Pass Through Certificates issued upon original issue and upon exchange or registration of transfer thereof or pursuant to Section 2.09 of this Pass Through Agreement. Pass Through Certificates so authenticated shall be entitled to the benefits of this Pass Through Agreement and shall be valid and obligatory for all purposes as if authenticated by the Pass Through Trustee. Whenever reference is made in this Pass Through Agreement to the authentication and delivery of Pass Through Certificates by the Pass Through Trustee or the Pass Through Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Pass Through Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Pass Through Trustee by an Authenticating Agent.


                                  ARTICLE III

               CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS


                 SECTION 3.01. Representations, Warranties and Covenants of the Company. (a) All of the representations and warranties of the Company set forth or incorporated by reference in Section 1 of the Underwriting Agreement are incorporated by reference in this Pass Through Agreement as if set forth herein and the Company represents and warrants that such representations and warranties are true and correct on the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date or later date (in which case such representations and warranties were correct on and as of such earlier date or will be correct on and as of such later date, as the case may be).

                 (b) The Company will at all times, except as permitted under subsection (c) below, maintain its existence as a corporation under the laws of the State of Delaware, and maintain its good standing under the laws of the State of Nevada and any other State of the United States in which the conduct of its business or the ownership or leasing of assets used in its business requires such qualification and where the failure to be so qualified would have a material adverse effect on the operations, business, properties, assets or condition of the Company and its consolidated subsidiaries taken as a whole, and will do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchises derived from or arising under Applicable Laws of the United States or any state thereof; provided that the Company may discontinue any non-material right or franchise, or discontinue any right or franchise if its board of directors shall determine that such discontinuance is necessary or desirable in the conduct of the Company's business and does not materially and adversely affect the Company's ability to perform its obligations hereunder.

                 (c) The Company may consolidate or merge with another corporation, or sell substantially all of its assets to another Person provided that (i) after giving effect thereto, no event of default shall have occurred and be continuing under any Lease, (ii) no default shall have occurred and be continuing under Section 16(a)(1) or 16(5) of any Lease, (iii) in the case of any transaction among Affiliates, after giving effect to such transaction, the successor corporation shall (a) own all of the gold reserves and resources, and the related mining equipment, theretofore owned by the Company, and (b) have no material increase in liabilities in relation to the liabilities of the Company immediately prior thereto, (iv) in the case of any transaction other than one among Affiliates, after giving effect thereto, the successor corporation shall have a Tangible Net Worth equal to or in excess of the Tangible Net Worth of the Company immediately prior thereto, and (v) the Pass Through Trustee shall receive from the successor corporation an agreement reasonably satisfactory in form and substance to the Pass Through Trustee containing an effective assumption by such successor corporation of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Company hereunder.

                 (d) Upon any consolidation or merger, or any sale of substantially all the assets of the Company as an entirety in accordance with this Section, the successor corporation formed by such consolidation or the Person into which the Company is merged or to which such sale is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Pass Through Agreement with the same effect as if such successor corporation or such Person, as the case may be, had been named as the Company herein and therein. No such sale of substantially all of the assets of the Company as an entirety shall have the effect of releasing the Company or any successor corporation which shall theretofore have become such in the manner prescribed in this Section from its liability hereunder.

                 (e) The Pass Through Trustee shall receive an Officer's Certificate and an Opinion of Counsel of the Company as conclusive evidence that any consolidation, merger, sale, lease or conveyance, and any assumption complies with the provisions of this Section and the Pass Through Trustee shall be entitled to rely upon the same for all purposes hereof.

                 SECTION 3.02. Offices for Payments; Registrar. So long as any Pass Through Certificates remain outstanding, the Pass Through Trustee will maintain the following: (a) an office or agency where the Pass Through Certificates may be presented for payment and (b) a facility or agency in New York, New York where such Pass Through Certificates may be presented or surrendered for registration of transfer and for exchange and for redemption as provided in this Pass Through Agreement (the "Registrar"). Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Pass Through Trustee to the Company, the Owner Trustees, the Indenture Trustees and the Certificateholders. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Pass Through Trustee. The Registrar shall keep a register (the "Register") with respect to the Pass Through Certificates and their transfer and exchange. The Pass Through Trustee may appoint one or more co-registrars ("Co-Registrars") and may terminate any such appointment at any time upon written notice. The term "Registrar" includes any Co-Registrar.

                 Any Registrar shall be a bank or trust company organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $100,000,000, or a direct or indirect subsidiary of such an entity, or a member of a bank holding company group, having a combined capital and surplus of at least $100,000,000 and such subsidiary or member itself having a capital and surplus of at least $10,000,000.

                 SECTION 3.03. Representations and Warranties of the Pass Through Trustee. (a) The Pass Through Trustee, in its individual capacity (except with respect to clause (iv) below), represents, warrants and agrees that:

            (i) it is a validly existing national banking association duly organized under the laws of the United States of America, holding a valid certificate to do business as a national banking association with banking and trust powers and has the corporate power and authority to enter into and perform its obligations under this Pass Through Agreement;

           (ii) this Pass Through Agreement has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery hereof nor its performance of any of the terms and provisions hereof will violate any Federal law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

          (iii) the execution, delivery and performance by the Pass Through Trustee of this Pass Through Agreement will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any United States or state governmental authority or agency regulating the banking and corporate trust activities of the Pass Through Trustee other than (i) the registration of the Pass Through Certificates under the Securities Act and under the securities laws of any state in which the Pass Through Certificates may be offered for sale if the laws of such state require such action and
         (ii) the qualification of the Pass Through Agreement under the Trust Indenture Act pursuant to an order of the Securities and Exchange Commission; and

           (iv) this Pass Through Agreement has been duly executed and delivered by it and, assuming that this Pass Through Agreement is the legal, valid and binding obligation of the Company, is the legal, valid and binding obligation of the Pass Through Trustee, enforceable against the Pass Through Trustee in accordance with its terms except as limited by bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance or similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights and remedies generally from time to time in effect, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                 (b) The representations and warranties set forth in subsection (a) above shall be deemed to be made by the Pass Through Trustee on the Issuance Date.

                 SECTION 3.04. Paying Agents. Whenever the Pass Through Trustee in its sole discretion shall appoint a paying agent (the "Paying Agent") for any Pass Through Trust, it will cause the Paying Agent to execute and deliver an instrument in which the Paying Agent shall agree with the Pass Through Trustee, subject to the provisions of this Section,

                 (a) that it will hold all sums received by it as such agent for distribution to the Certificateholders (whether such sums have been paid to it by the Pass Through Trustee or the Related Owner Trustee or Indenture Trustee) in trust for the benefit of the Certificateholders or of the Pass Through Trustee, and

                 (b) that it will notify the Pass Through Trustee if the principal of or interest or premium on the Equipment Notes is not paid when the same is due and payable.

                 Anything in this Section to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Sections 12.03 and 12.04 hereof.

                 SECTION 3.05. No Representations or Warranties as to Documents. The Pass Through Trustee neither makes nor shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Pass Through Agreement, any Pass Through Certificates or any related Indenture Documents or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Pass Through Trustee made in its individual capacity under this Pass Through Agreement or in any Participation Agreement.

                 SECTION 3.06. Payments from Trust Property Only. All payments to be made by the Pass Through Trustee under the Pass Through Trust shall be made only from the income and the proceeds from the Trust Property and only to the extent that the Pass Through Trustee shall have sufficient income or proceeds from such Trust Property to enable the Pass Through Trustee to make distributions of the amounts due in respect of the Pass Through Certificates. Each Certificateholder by its acceptance of a Pass Through Certificate agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to it as provided herein and that the Pass Through Trustee is not personally liable to such Certificateholder for any amounts payable under the Pass Through Trust except as expressly provided herein.

                 SECTION 3.07. Limitation of the Company's Liability. The Company is a party to this Pass Through Agreement solely for purposes of meeting the requirements of the Trust Indenture Act, and therefore shall not be liable hereunder, except as otherwise expressly provided herein or under the Pass Through Certificates, except as otherwise expressly provided therein.


                                   ARTICLE IV

                   CERTIFICATEHOLDER LISTS AND REPORTS BY THE
                      COMPANY AND THE PASS THROUGH TRUSTEE


                 SECTION 4.01. Certificateholder Lists; Ownership of Pass Through Certificates. (a) The Pass Through Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Certificateholders. If the Pass Through Trustee is not the Registrar, the Company shall cause the Registrar to furnish to the Pass Through Trustee semi-annually not more than 15 days after each Record Date, as of such Record Date, or at such other times as the Pass Through Trustee may request in writing, a list, in such form and as of such date as the Pass Through Trustee may reasonably require, containing all the information in the possession or control of the Registrar as to the names and addresses of the Certificateholders and the amounts of the Pass Through Certificates held by such Certificateholders.

                 (b) Ownership of the Pass Through Certificates shall be proved by the Register kept by the Registrar.

                 SECTION 4.02. Disclosure of Certificateholder Lists. Each and every Certificateholder, by receiving and holding such Pass Through Certificate, agrees with the Company and the Pass Through Trustee that neither the Company, the Pass Through Trustee, the Pass Through Trustee in its individual capacity nor any agent of any of the foregoing shall be held accountable by reason of the disclosure of any such information as to the names and addresses of any Certificateholders in accordance with the provisions of
Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Pass Through Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

                 SECTION 4.03.  Reports by the Company.  The Company covenants:

                 (a) to file with the Pass Through Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or, if the Company is not required to file information, documents, or reports pursuant to either of such Sections of the Exchange Act, then to file with the Pass Through Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports that would be required pursuant to Section 13 of the Exchange Act, or, in respect of a security listed and registered on a national securities exchange, as may be prescribed from time to time in such rules and regulations;

                 (b) to file with the Pass Through Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Pass Through Agreement as may be required from time to time by such rules and regulations;

                 (c) to transmit to the Certificateholders in the manner and to the extent required by Section 313(c) of the Trust Indenture Act, within 30 days after the filing thereof with the Pass Through Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this
         Section 4.03 as may be required by rules and regulations prescribed from time to time by the Commission; and

                 (d) furnish to the Pass Through Trustee, on or before each March 15, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of such Company's compliance with all conditions and covenants under this Pass Through Agreement; provided, that for purposes of this subsection (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Pass Through Agreement; and

                 (e) to furnish to the Pass Through Trustee, from time to time, such other financial information as the Pass Through Trustee may reasonably request.

                 SECTION 4.04. Reports by the Pass Through Trustee. On or before each May 15, the Pass Through Trustee shall transmit, in the manner and to the extent required by Section 313(c) of the Trust Indenture Act, any report required by Section 313(a) of the Trust Indenture Act to be transmitted by the Pass Through Trustee to the Certificateholders.


                                   ARTICLE V

                       RECEIPT AND DISTRIBUTION OF INCOME
                      AND PROCEEDS FROM THE TRUST PROPERTY


                 SECTION 5.01. Distribution Dates. The Regular Distribution Dates are January 5 and July 5, commencing on July 5, 1995. The Special Distribution Date for any month in which a Special Payment is to be distributed will be the twenty-eighth day of such month, except that the Special Distribution Date for any Special Payment received by the Pass Through Trustee in connection with a prepayment of any Equipment Note pursuant to Section 2.14 of the related Indenture will correspond to the date of the receipt of such Special Payment by the Pass Through Trustee. Notice of such Special Payment shall be mailed as soon as practicable after receipt by the Pass Through Trustee of the notice of such prepayment.

                 SECTION 5.02. Record Dates. The Record Dates for the Regular Distribution Dates are December 21 and June 20, respectively, and the Record Date for any Special Distribution Date is the fifteenth day preceding such Special Distribution Date, in any event, whether or not such date is a Business Day.

                 SECTION 5.03. Certificate Account and Special Payments Account. (a) The Pass Through Trustee shall establish and maintain, on behalf of the Certificateholders, a Certificate Account as one or more non-interest bearing accounts designated by the Pass Through Trustee to be used for the purposes set out in this Section 5.03(a). The Pass Through Trustee shall hold the Certificate Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Pass Through Agreement. Upon receipt of any Scheduled Payment, the Pass Through Trustee shall immediately deposit such Scheduled Payment in the Certificate Account.

                 (b) The Pass Through Trustee shall establish and maintain, as and when required, on behalf of the Certificateholders, a Special Payments Account as one or more separate accounts designated by the Pass Through Trustee to be used for the purposes set out in this Section 5.03(b), which shall be non-interest bearing except as provided in Section 5.06. The Pass Through Trustee shall hold such Special Payments Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Pass Through Agreement. Upon receipt of any Special Payment, the Pass Through Trustee shall immediately deposit such Special Payment in the applicable Special Payments Account.

                 (c) The Pass Through Trustee shall present any Equipment Note to the Related Indenture Trustee on the date of its stated final maturity, or on such earlier date as such Equipment Note is to be redeemed or purchased in whole pursuant to the relevant Indenture.

                 SECTION 5.04. Distributions from Certificate Account and Special Payments Account. (a) On each Regular Distribution Date, or as soon thereafter as the Pass Through Trustee has confirmed receipt of any Scheduled Payment due on the Equipment Notes on such Regular Distribution Date, the Pass Through Trustee shall distribute out of the Certificate Account the entire amount deposited therein pursuant to Section 5.03(a) by paying to each Certificateholder of record at the close of business on the Record Date for such Regular Distribution Date (except as provided in Section 12.01 concerning the final distribution), at the address for such Certificateholder appearing in the Register, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest held by such Certificateholder) of the aggregate amount in the Certificate Account.

                 (b) On each Special Distribution Date, or as soon thereafter as the Pass Through Trustee has confirmed receipt of any Special Payment due on the Equipment Notes or realized upon the sale of any such Equipment Notes, the Pass Through Trustee shall distribute out of the Special Payments Account the entire amount of such Special Payment deposited therein pursuant to Section 5.03(b) by paying to each Certificateholder of record at the close of business on the Record Date for such Special Distribution Date (except as provided in Section 12.01 concerning the final distribution), at the address for such Certificateholder appearing in the Register, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest held by such Certificateholder) of the aggregate amount in the Special Payments Account on account of such Special Payment.

                 (c) The Pass Through Trustee shall at the expense of the Company notify each Certificateholder by mail at its address as it appears in the Register of each Special Payment. If the Equipment Notes are to be redeemed or purchased in whole prior to their maturities, such notice shall be mailed not less than 20 days prior to the date any such Special Payment is scheduled to be distributed. For any other Special Payment, such notice shall be mailed as soon as practicable after the Pass Through Trustee has received funds for such Special Payment. Such notices of Special Payments shall set forth:

              (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 12.01);

             (ii) the amount of the Special Payment for each $1,000 face amount Pass Through Certificate and the amount thereof constituting principal, premium, if any, and interest on the Equipment Notes;

            (iii)  the reason for the Special Payment; and

             (iv) if the Special Distribution Date is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Pass Through Certificate.

If the amount of premium, if any, payable upon the redemption or purchase in whole of an Equipment Note has not been calculated at the time that the Pass Through Trustee mails the notice of the related Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

                 If any cancellable redemption of the Equipment Notes is cancelled, the Pass Through Trustee, as soon as possible after learning thereof, shall, at the expense of the Company, notify by mail each Certificateholder at its address as it appears on the Register.

                 (d) Any Scheduled Payment or Special Payment to be distributed pursuant to this Article shall be payable at the Corporate Trust Office of the Pass Through Trustee or at any office or agency maintained for such purpose pursuant to Section 3.02, provided that any Scheduled Payment or Special Payment may be payable at the option of the Pass Through Trustee or its Paying Agent by mailing checks for such Scheduled Payment or Special Payment payable to or upon the written order of the Certificateholders entitled thereto as they appear on the Register.

                 SECTION 5.05. Statements to Certificateholders. (a) On each Regular Distribution Date and Special Distribution Date, the Pass Through Trustee shall include with each distribution to Certificateholders a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, as the case may be, setting forth the following information (as to (i) and (ii) below, for each $1,000 face amount Pass Through Certificate):

                 (i) The amount of such distribution allocable to principal and the amount allocable to premium, if any, on the Equipment Notes;

                (ii) The amount of such distribution allocable to interest on the Equipment Notes; and

               (iii) The Pool Balance and the Pool Factor of the Pass Through Trust.

                 (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Pass Through Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder a statement containing the sum of the amounts determined pursuant to clauses (a)(i) and (a)(ii) of this Section for the Pass Through Trust for such calendar year or, in the event such Person was a Certificateholder during a portion of such calendar year, for the applicable portion of such year.

                 SECTION 5.06. Investment of Special Payment Moneys. Any money received by the Pass Through Trustee pursuant to Section 5.03(b) representing a Special Payment that is not to be promptly distributed shall, to the extent practicable, be invested by the Pass Through Trustee in Permitted Investments as directed in writing by the Company pending distribution of such Special Payment pursuant to Section 5.04. Any investment made pursuant to this
Section 5.06 shall be in such Permitted

Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section 5.04 on the applicable Special Distribution Date and the Pass Through Trustee shall hold any such Permitted Investments until maturity. The proceeds upon maturity of any Permitted Investment shall not be reinvested pending distribution. The Pass Through Trustee, when authorized by the Company, may trade with itself in the purchase and sale of securities for such investment. The Pass Through Trustee shall have no liability with respect to any investment made pursuant to this Section, other than by reason of the willful misconduct or gross negligence of the Pass Through Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment. Although the Company recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Company hereby agrees that confirmations of investments made by the Pass Through Trustee pursuant to the Section 5.06 are not required to be issued by the Pass Through Trustee for each month in which a monthly statement is rendered. No such statement need be rendered pursuant to the provisions hereof if no activity occurred in the fund or account during such preceding month.

                 SECTION 5.07. Withholding Taxes. The Pass Through Trustee shall withhold any taxes required to be withheld on payments to any Certificateholder, except to the extent that such Certificateholder has furnished evidence reasonably satisfactory to the Pass Through Trustee of any exemption from withholding claimed by such Certificateholder, and under no circumstances shall the failure of any such Certificateholder to receive any amounts so withheld constitute an Event of Default.


                                   ARTICLE VI

                       CONCERNING THE CERTIFICATEHOLDERS


             SECTION 6.01.  Evidence of Action Taken by Certificateholders.
(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Pass Through Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more substantially similar instruments signed by such Certificateholders in person or by an agent duly appointed in writing, and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Pass Through Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Pass Through Agreement and (subject to Sections 8.02 and 8.03) conclusive in favor of the Pass Through Trustee, if made in the manner provided in this Article.

                 (b) For the purpose of determining the Certificateholders entitled to vote or consent to any direction, waiver or other action of such Certificateholders under Section 7.10 or 7.11, the Company may set a record date for such vote or consent by specifying such record date in an Officer's Certificate delivered to the Pass Through Trustee. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be a date not more than 15 days prior to the first solicitation of such vote or consent.

                 SECTION 6.02. Proof of Execution of Instruments and of Holding of Certificates. Subject to Sections 8.02 and 8.03, the execution of any instrument by a Certificateholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Pass Through Trustee. The holding of Pass Through Certificates shall be proved by the Register or by a certificate of the Registrar.

                 SECTION 6.03. Certificateholders to Be Treated as Owners. Prior to due presentment for registration of transfer of any Pass Through Certificate, each Indenture Trustee, the Pass Through Trustee, any agent of any Indenture Trustee or the Pass Through Trustee, the Paying Agent, the Registrar and the Company may deem and treat the Person in whose name such Pass Through Certificate shall be registered upon the Register as the absolute owner of such Pass Through Certificate (whether or not such Pass Through Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment on account of the principal payable with respect to and, subject to the provisions of this Pass Through Agreement, interest payable with respect to such Pass Through Certificate and for all other purposes; and neither any Indenture Trustee nor the Pass Through Trustee (nor any agent of any Indenture Trustee or the Pass Through Trustee) nor the Paying Agent nor the Registrar nor the Company shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Pass Through Certificate.

                 SECTION 6.04. Pass Through Certificates Owned by the Company and Related Owner Trustees Deemed Not Outstanding. In determining whether the Certificateholders of the requisite aggregate Fractional Undivided Interest have concurred in any direction, consent or waiver under this Pass Through Agreement, Pass Through Certificates that are owned by the Company, any Related Owner Trustee or Related Owner Participant or any obligor on such Pass Through Certificates or by any Affiliate of the Company, any such Related Owner Trustee or Related Owner Participant or any obligor on such Pass Through Certificates shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided that for the purpose of determining whether the Pass Through Trustee shall be protected in relying on any such direction, consent or waiver, only if a Responsible Officer of the Pass Through Trustee has actual knowledge that certain Pass Through Certificates are so owned shall such Pass Through Certificates be so disregarded; and provided further that if all Pass Through Certificates that would be deemed Outstanding in the absence of the foregoing provision are owned by either (i) any Related Owner Trustee or Affiliate thereof or Related Owner Participant or Affiliate thereof or (ii) any combination of the foregoing, then such Pass Through Certificates shall be deemed Outstanding for the purpose of any such determination. Pass Through Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Pass Through Trustee the pledgee's right so to act with respect to such Pass Through Certificates and that the pledgee is not the Company, any Related Owner Trustee or Related Owner Participant or any obligor upon the Pass Through Certificates or any Affiliate of the Company, any Related Owner Trustee or Related Owner Participant or any obligor on such Pass Through Certificates. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Pass Through Trustee in accordance with such advice. Upon request of the Pass Through Trustee, the Company shall, and shall request the Related Owner Trustees and the Related Owner Participants to, furnish to the Pass Through Trustee promptly an Officers' Certificate listing and identifying all Pass Through Certificates, if any, known by the Company or any such Related Owner Trustee or Related Owner Participant to be owned or held by or for the account of any of the above-described persons; and the Pass Through Trustee shall be entitled to accept such Officers' Certificates as conclusive evidence of the facts set forth therein and of the fact that all Pass Through Certificates not listed therein are Outstanding for the purpose of any such determination. For the purpose of determining whether Pass Through Certificates are Outstanding as described in this Section, an "obligor" on such Pass

Through Certificates shall include any obligor or any Affiliate of any such obligor on any Equipment Notes that constitute Trust Property.

                 SECTION 6.05. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Pass Through Trustee, as provided in Section 6.01, of any action taken by the Certificateholders of the percentage in aggregate of Fractional Undivided Interests specified in this Pass Through Agreement in connection with such action, any Certificateholder of a Pass Through Certificate, the serial number of which is shown by the evidence to be included among the serial numbers of the Pass Through Certificates, the Certificateholders of which have consented to such action, may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Pass Through Certificate. Except as aforesaid, any such action taken shall be conclusive and binding upon such Certificateholder for such Pass Through Certificate and upon all future Certificateholders and owners of such Pass Through Certificate and of any Pass Through Certificates issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Pass Through Certificate or otherwise. Any action taken by such Certificateholders of the percentage in aggregate of Fractional Undivided Interests specified in this Pass Through Agreement in connection with such action shall be conclusively binding upon the Pass Through Trustee and all the Certificateholders.

                 SECTION 6.06. ERISA Plan Prohibition. No employee benefit plan subject to Part 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or plan subject to Section 4975 of the Code or any trust created under any such employee benefit plan or plan, nor any governmental plan (as defined in Section 3(32) of ERISA or Section 414(d) of the Code) organized in a jurisdiction having prohibitions on transactions with such governmental plan similar to those contained in Section 406 of ERISA or Section 4975 of the Code (such employee benefit plan, plan and governmental plan are hereinafter collectively referred to as an "ERISA Plan"), or any Person treated as holding assets of an ERISA Plan may acquire or hold the Pass Through Certificates. The purchase by any person of any Pass Through Certificate constitutes a representation by such Person to the Company, the Related Owner Participants, the Related Owner Trustees, the Related Indenture Trustees and the Pass Through Trustee that such Person is not an ERISA Plan and that such Person is not acquiring, and has not acquired, such Pass Through Certificate with assets of an ERISA Plan.

                                  ARTICLE VII

                        REMEDIES OF PASS THROUGH TRUSTEE
                             AND CERTIFICATEHOLDERS


                 SECTION 7.01. Events of Default. If an Indenture Event of Default under an Indenture relating to any Equipment Note that constitutes Trust Property (an "Event of Default") shall occur and be continuing, then, and in each and every case, the Pass Through Trustee may vote all of the Equipment Notes under such Indenture, and upon the direction of the Majority In Interest of Certificateholders, the Pass Through Trustee shall vote a corresponding majority of such Equipment Notes in favor of directing the Related Indenture Trustee to declare the unpaid principal of such Equipment Notes then outstanding, together with interest accrued but unpaid thereon and all other amounts due under such Equipment Notes and the related Indenture, to be due and payable under, and in accordance with the provisions of, such Indenture. In addition, if such Event of Default shall have occurred and be continuing, the Pass Through Trustee may in accordance with such related Indenture vote such Equipment Notes to direct the Related Indenture Trustee regarding the exercise of remedies provided in such Indenture.

                 If an Event of Default shall have occurred and be continuing, the Pass Through Trustee also may in its discretion, and upon the direction of the Majority In Interest of Certificateholders shall, by such officer or agent as it may appoint, sell, convey, transfer and deliver any Equipment Notes held in such Pass Through Trust that are subject to the corresponding Indenture Event of Default, without recourse to or warranty by the Pass Through Trustee or any Certificateholder, to any Person. In any such case, the Pass Through Trustee shall sell, assign, contract to sell or otherwise dispose of and deliver any such Equipment Notes in one or more parcels at public or private sale or sales, at any location or locations at the option of the Pass Through Trustee, all upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem advisable, for cash. If the Pass Through Trustee so decides or is required to sell or otherwise dispose of any Equipment Notes pursuant to this Section, the Pass Through Trustee shall take such of the actions described above as it may reasonably deem most effective to complete the sale or other disposition of such Equipment Notes, so as to provide for the payment in full of all amounts due on such Equipment Notes. Notwithstanding the foregoing, any action taken by the Pass Through Trustee under this Section shall not, in the reasonable judgment of the Pass Through Trustee, be adverse to the best interests of the Certificateholders.

                 SECTION 7.02. Incidents of Sale of Equipment Notes. Upon any sale of all or any part of the Equipment Notes made either under the power of sale given under this Pass Through Agreement or otherwise for the enforcement of this Pass Through Agreement, the following shall be applicable:

                 (1) Any Certificateholder, the Pass Through Trustee in its individual or any other capacity or any other Person may bid for and purchase any of such Equipment Notes, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Equipment Notes in its or their own absolute right without further accountability.

                 (2) The receipt of the Pass Through Trustee or of the officer making such sale shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

                 (3) Any moneys collected by the Pass Through Trustee upon any sale made either under the power of sale given by this Pass Through Agreement or otherwise for the enforcement of the Pass Through Trust, shall be deposited and distributed as a Special Payment as provided in
         Article V.

                 SECTION 7.03. Pass Through Trustee May Prove Debt. If any amount payable under any Equipment Note held by any Pass Through Trust is not paid when due and payable, the Pass Through Trustee, in its own name and as trustee of an express trust, as holder of such Equipment Note shall be, to the extent permitted by and in accordance with the terms of the related Indenture Documents, entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the applicable Owner Trustee or other obligor upon such Equipment Note and collect in the manner provided by law out of the property of such Owner Trustee or such other obligor upon such Equipment Note, as the case may be, wherever situated, the moneys adjudged or decreed to be payable.

                 All rights of action and of asserting claims under this Pass Through Agreement, or under any of the Pass Through Certificates, may be prosecuted and enforced by the Pass Through Trustee without the possession of any of such Pass Through Certificates or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Pass Through Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Pass Through Trustee, each predecessor Pass Through Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Certificateholders.

                 In any proceedings brought by the Pass Through Trustee (and also any proceedings involving the interpretation of any provision of this Pass Through Agreement) the Pass Through Trustee shall be held to represent all the Certificateholders, and it shall not be necessary to make any such Certificateholders parties to any such proceedings.

                 SECTION 7.04. Remedies Cumulative. Each and every right, power and remedy given to the Pass Through Trustee specifically or otherwise under the Pass Through Trust shall be cumulative and shall be in addition to every other right, power and remedy specifically given thereunder or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically given thereunder or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Pass Through Trustee or the Certificateholders, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Pass Through Trustee or of any Certificateholder in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the applicable Owner Trustee or the Company, as the case may be, or to be an acquiescence therein.

                 SECTION 7.05. Suits for Enforcement. If an Indenture Event of Default has occurred, has not been waived and is continuing, the Pass Through Trustee may in its discretion and subject to its rights of appropriate indemnification under Sections 7.07 and 8.03 and Article IX hereof, to the extent permitted by and in accordance with the Indenture Documents, proceed to protect and enforce its rights and rights of the Certificateholders by such appropriate judicial proceedings as the Pass Through Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement under the Pass Through Trust or in aid of the exercise of any power granted thereunder or to enforce any other legal or equitable right vested in the Pass Through Trustee or the Certificateholders under such Pass Through Trust or by law; provided that any sale of any portion of the Trust Property shall be done in accordance with Section 7.02.

                 SECTION 7.06. Discontinuance of Proceedings. If the Pass Through Trustee or any Certificateholder institutes any proceeding to enforce any right, power or remedy under the Pass Through Trust, and such proceeding is discontinued or abandoned for any reason or is determined adversely to the Pass Through Trustee or such Certificateholder, then and in every such case the applicable Owner Trustee and the applicable Indenture Trustee, the Pass Through Trustee, the Certificateholders and the Company shall, subject to any determination in such proceeding, be restored to their former positions and rights under the Pass Through Trust with respect to the Trust Property and all rights, remedies and powers of the Pass Through Trustee and the Certificateholders shall continue as if no such proceeding had been instituted.

                 SECTION 7.07. Limitations on Suits by Certificateholders. No Certificateholder shall have any right by virtue or by availing of any provision of the Pass Through Trust to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Pass Through Trust, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy thereunder, unless such Certificateholder previously has notified the Pass Through Trustee in writing of an Event of Default and of the continuance thereof, as provided herein, and the Certificateholders of the Pass Through Certificates then Outstanding (or the proxy therefor) representing in the aggregate not less than 25% of the Fractional Undivided Interests of Pass Through Certificates then Outstanding have requested in writing that the Pass Through Trustee institute such action or proceedings in its own name as trustee under the Pass Through Trust and have offered to the Pass Through Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Pass Through Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such action or proceedings and no direction inconsistent with such written request has been given to the Pass Through Trustee pursuant to Section 7.10; it being understood and intended, and being expressly covenanted by such Certificateholder with every other Certificateholder and the Pass Through Trustee, that no one or more Certificateholders shall have any right in any manner whatever to affect, disturb or prejudice the rights of any other Certificateholder or to obtain or seek to obtain priority over or preference to any other Certificateholder or to enforce any right under the Pass Through Trust, except in the manner provided therein and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Pass Through Trustee shall be entitled to such relief as can be given either at law or in equity.

                 SECTION 7.08. Unconditional Right of Certificateholders to Receive Principal, Interest and Premium, and to Institute Certain Suits. Notwithstanding any other provision in this Pass Through Agreement or any Pass Through Certificate, the right of any Certificateholder to receive distributions of Scheduled Payments or Special Payments pursuant to Article V on or after the respective due dates set forth herein, or, subject to Section 7.07, to institute suit for the enforcement of any such distribution on or after such respective dates as provided herein, shall not be impaired or affected without the consent of such Certificateholder. The purchase by any Certificateholder of any Pass Through Certificate constitutes the consent of such Certificateholder to the retention by the Pass Through Trustee of certain amounts otherwise distributable to such Certificateholder in accordance with
Section 5.07.

                 SECTION 7.09. Control by Certificateholders. A Majority In Interest of Certificateholders has the right to direct the Pass Through Trustee as to the time, method, and place of conducting any proceeding for any remedy available to the Pass Through Trustee, or exercising any trust or power conferred on the Pass Through Trustee under the Pass Through Trust; provided that such direction is not otherwise than in accordance with law and the provisions of the Pass Through Trust and the Pass Through Trustee has received, to the extent provided in Sections 7.07 and 8.03 and Article IX hereof, such reasonable indemnification as it may require against the costs, expenses and liabilities to be incurred by the Pass Through Trustee; and provided further that the Pass Through Trustee has the right to decline to follow any such direction if the Pass Through Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Pass Through Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Pass Through Trustee determines that the action or proceedings so directed would involve the Pass Through Trustee in personal liability or if the Pass Through Trustee in good faith so determines that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of the Certificateholders not joining in the giving of said direction, it being understood that the Pass Through Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Certificateholders.

                 Nothing in this Pass Through Agreement shall impair the right of the Pass Through Trustee in its discretion to take any action deemed proper by the Pass Through Trustee and which is not inconsistent with such direction by Certificateholders.

                 SECTION 7.10. Waiver of Past Events of Default. Upon written instructions from a Majority in Interest of Certificateholders, the Pass Through Trustee shall waive any past Event of Default and its consequences and upon such waiver such Event of Default will cease to exist and any Event of Default arising therefrom will be deemed to have been cured for every purpose of the Pass Through Trust, but no such waiver will extend to any subsequent or other Event of Default thereunder or impair any right consequent thereon; provided that any such waiver will be effective to waive any such past Event of Default and its consequences as described above if, but only if, the correlative Indenture Event of Default has been waived under the related Indenture by the requisite holders of the Equipment Notes outstanding thereunder; and provided further that in the absence of written instructions from all Certificateholders (or the proxy therefor), the Pass Through Trustee shall not waive any Event of Default (i) consisting of the failure to pay any principal of, or premium (if any), or interest on, or other amounts due under, any Equipment Note and the consequent failure to distribute any related Scheduled Payment or Special Payment pursuant to Article V on or after the respective due date therefor set forth herein or (ii) in respect of a covenant or provision under the Pass Through Trust that, under Article XI hereof, cannot be modified or amended without the consent of each Certificateholder (or the proxy therefor).

                 SECTION 7.11. Notice of Pass Through Defaults. The Pass Through Trustee shall, in the manner and to the extent required by Section 313(c) of the Trust Indenture Act, notify the Certificateholders of all Pass Through Defaults actually known to a Responsible Officer of the Pass Through Trustee, unless such Pass Through Defaults have been cured before the giving of such notice; provided that, except in the case of the failure to pay any principal of or interest on or any other amount due under any of the Equipment Notes and the consequent failure to distribute any related Scheduled Payment or Special Payment pursuant to Article V on or after the respective due date therefor set forth herein, the Pass Through Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees or Responsible Officers of the Pass Through Trustee in good faith determines that the withholding of such notice is in the interests of the Certificateholders.


                                  ARTICLE VIII

                      CONCERNING THE PASS THROUGH TRUSTEE


                 SECTION 8.01. Acceptance by Pass Through Trustee. The Pass Through Trustee hereby acknowledges its acceptance of all right, title and interest in and to the Equipment Notes acquired as Trust Property pursuant to the applicable Participation Agreements and Section 2.02, and declares that the Pass Through Trustee holds and will hold such right, title, and interest, together with all other property constituting the Trust Property, for the benefit of all then present and future Certificateholders, upon the trusts set forth in the Pass Through Trust.

                 SECTION 8.02. Pass Through Trustee's Liens. The Pass Through Trustee agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Article IX hereof) promptly take such action as may be necessary to duly discharge all Liens on any part of the Trust Property that result from claims against it in its individual capacity not related to the administration of such Trust Property or any other transaction pursuant to this Pass Through Agreement.

                 SECTION 8.03. Certain Rights of the Pass Through Trustee. Subject to Section 315 of the Trust Indenture Act:

                 (a) the Pass Through Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request of any Related Indenture Trustee or Related Owner Trustee in connection with the Pass Through Trust shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof is specifically prescribed herein) upon which the Pass Through Trustee may rely to prove or establish a matter set forth therein;

                 (c) the Pass Through Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                 (d) the Pass Through Trustee shall not be obligated to exercise any of the trusts or powers vested in it at the request, order or direction of the Certificateholders in accordance with the provisions thereof, unless such Certificateholders have offered to the Pass Through Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

                 (e) the Pass Through Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it under the Pass Through Trust;

                 (f) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default, the Pass Through Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Majority in Interest of Certificateholders; provided that if the payment within a reasonable time to the Pass Through Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Pass Through Trustee, not reasonably assured to the Pass Through Trustee by the security afforded to it by the terms of the Pass Through Trust, the Pass Through Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Pass Through Trustee or any predecessor trustee, shall be repaid by the Company upon demand;

                 (g) the Pass Through Trustee may execute any of the trusts or powers under the Pass Through Trust or perform any duties thereunder either directly or by or through agents or attorneys not regularly in its employ and the Pass Through Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care; and

                 (h) the Pass Through Trustee shall not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under the Pass Through Trust, if the Pass Through Trustee has determined in good faith that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

                 SECTION 8.04. Pass Through Trustee Not Responsible for Recitals. The Pass Through Trustee assumes no responsibility for the correctness of the recitals contained herein or in the Pass Through Certificates, except for the execution and authentication of the Pass Through Certificates by the Pass Through Trustee in accordance with Section 2.05 and 2.06, respectively.

                 SECTION 8.05. Pass Through Trustee and Agents May Hold Pass Through Certificates; Collections. The Pass Through Trustee and any agent of the Pass Through Trustee, in its individual or any other capacity, may become the owner or pledgee of Pass Through Certificates with the same rights it would have if it were not the Pass Through Trustee or such agent and, subject to the applicable provisions of the Trust Indenture Act, may otherwise deal with the Company, any Related Indenture Trustee or Related Owner Trustee and receive, collect, hold and retain collections therefrom with the same rights it would have if it were not the Pass Through Trustee or such agent.

                 SECTION 8.06. Moneys Held by Pass Through Trustee. Subject to Sections 5.06 and 12.04 hereof, all moneys received by the Pass Through Trustee shall, until used or applied as provided herein, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Subject to Section 5.06, neither the Pass Through Trustee nor any agent thereof shall be under any liability for interest on any moneys received by it hereunder.

                 SECTION 8.07. Right of Pass Through Trustee to Rely on Officers' Certificate. Subject to Section 8.03, whenever in the administration of the Pass Through Trust the Pass Through Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action thereunder, such matter (unless other evidence in respect thereof is specifically prescribed herein) may, in the absence of bad faith on the part of the Pass Through Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Pass Through Trustee by the Company, any Related Indenture Trustee or any Related Owner Trustee, as the case may be, and such certificate, in the absence of bad faith on the part of the Pass Through Trustee, shall be full warrant to the Pass Through Trustee for any action taken, suffered or omitted by it under the provisions of this Pass Through Agreement upon the faith thereof.

                 SECTION 8.08. Compensation. The Company covenants and agrees to pay, and the Pass Through Trustee shall be entitled to receive upon presentation of a reasonably detailed invoice, reasonable compensation and payment or reimbursement for its reasonable advances, expenses and disbursements (including the reasonable compensation and expenses and disbursements of its counsel, agents and other persons not regularly in its employ) in connection with its services rendered hereunder or in any way relating to or arising out of the administration of the Pass Through Trust or the Trust Property, except any such advance, expense or disbursement attributable to the Pass Through Trustee's negligence, willful misconduct or bad faith or incurred as a result of the breach of its representation and covenant set forth in Section 8.02, and shall have a priority claim on the Trust Property for the payment of such compensation, advances, expenses and disbursements to the extent that such compensation, advances, expenses and disbursements shall not be paid by the Company.

                 In addition, the Pass Through Trustee shall be entitled to reimbursement from, and shall have a priority claim on, all property and funds held or collected by the Pass Through Trustee in its capacity as Pass Through Trustee for any tax incurred without negligence, bad faith or willfull misconduct on its part, arising out of or in connection with the acceptance or administration of the Pass Through Trust

(other than any tax attributable to the Pass Through Trustee's compensation for serving as such), including any costs and expenses incurred in contesting the imposition of any such tax. If the Pass Through Trustee reimburses itself from the Trust Property for any such tax it shall within 30 days mail a brief report setting forth the circumstances thereof to all Certificateholders as their names and addresses appear in the Register.


                                   ARTICLE IX

                               INDEMNIFICATION OF
                      PASS THROUGH TRUSTEE BY THE COMPANY


                 The Company hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Pass Through Trustee, in its individual capacity, and its successors, assigns, agents and servants, with respect to the claims of the Pass Through Trustee for payment or reimbursement under Section 8.08 and from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Pass Through Trustee on or measured by any compensation received by the Pass Through Trustee for its services under this Pass Through Agreement and excluding any tax attributable to the failure of the Pass Through Trust to qualify as a "grantor trust", or to be otherwise disregarded, for Federal, state or local income tax purposes), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Pass Through Trustee in its individual capacity (whether or not also agreed to be indemnified against by any other Person under any other document) in any way relating to or arising out of this Pass Through Agreement or the enforcement of any of the terms hereof, or in any way relating to or arising out of the administration of the Pass Through Trust or the Trust Property or the action or inaction of the Pass Through Trustee hereunder, except only (i) in the case of negligence, willful misconduct or bad faith of the Pass Through Trustee in the performance of its duties hereunder, (ii) as may result from the inaccuracy of any representation or warranty of the Pass Through Trustee herein or in any Participation Agreement or (iii) as otherwise provided in Section 8.02 hereof. The Pass Through Trustee in its individual capacity shall be entitled to indemnification, from the Trust Property, for any liability, obligation, loss, damage, penalty, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this
Article IX to the extent not reimbursed by the Company or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same the Pass Through Trustee shall have a prior Lien on the Trust Property. The indemnities contained in this Article IX shall survive the termination of this Pass Through Agreement or the Pass Through Trust and the resignation or removal of the Pass Through Trustee hereunder or thereunder.

                 The Pass Through Trustee, in its individual capacity, shall notify the Company promptly of any tax for which it may seek indemnity. The Company shall defend against the imposition of such tax and the Pass Through Trustee, in its individual capacity shall cooperate in the defense. The Company need not pay for any taxes paid, in settlement or otherwise, without its consent.

                 Notwithstanding anything else to the contrary contained in this Pass Through Trust Agreement or any of the Transaction Documents, the Company shall not indemnify any party for any Federal, state or local income taxes imposed upon the Pass Through Trust by reason of the Pass Through Trust failing to be classified as a "grantor trust", or otherwise being disregarded, for Federal, state or local income tax purposes.


                                   ARTICLE X

                               SUCCESSOR TRUSTEES


                 SECTION 10.01. Resignation and Removal of Pass Through Trustee; Appointment of Successor. (a) The Pass Through Trustee may resign at any time as trustee of the Pass Through Trust without cause by giving at least 30 days prior written notice to the Company, the Related Indenture Trustees and the Related Owner Trustees, such resignation to be effective upon the acceptance of the trusteeship by a successor Pass Through Trustee. In addition, a Majority in Interest of Certificateholders may at any time remove the Pass Through Trustee without cause by an instrument in writing delivered to the Company, the Related Owner Trustees, the Related Indenture Trustees and the Pass Through Trustee, and the Pass Through Trustee shall promptly notify each Certificateholder of such removal in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Pass Through Trustee. In the case of the resignation or removal of the Pass Through Trustee, a Majority in Interest of Certificateholders may appoint a successor Pass Through Trustee by an instrument signed by such Certificateholders. If a successor Pass Through Trustee shall not have been appointed within 90 days after such notice of resignation or removal, the Pass Through Trustee, the Company or any Certificateholder may apply to any court of competent jurisdiction to appoint a successor Pass Through Trustee to act until such time, if any, as a successor shall have been appointed as provided above. The successor Pass Through Trustee so appointed by such court shall immediately and without further act be superseded by any successor Pass Through Trustee appointed as provided above within one year from the date of the appointment by such court.

                 (b) If at any time any of the following occurs with respect to the Pass Through Trust:

                 (i) the Pass Through Trustee fails to comply with the requirements of Section 310 of the Trust Indenture Act after written request for such compliance by any Certificateholder who has been a bona fide Certificateholder for at least six months; or

                (ii) the Pass Through Trustee ceases to be eligible in accordance with the provisions of Section 10.02 to act as trustee for the Pass Through Trust and fails to resign after written request for such resignation by the Company or by any such bona fide
         Certificateholder; or

               (iii) the Pass Through Trustee becomes incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Pass Through Trustee or of its property shall be appointed, or any public officer takes charge or control of the Pass Through Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then the Company may remove the Pass Through Trustee and appoint a successor trustee by written instrument, in duplicate, executed by a Responsible Officer of the Company, one copy of which instrument shall be delivered to the Pass Through Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 315(e) of the Trust Indenture Act, any Certificateholder who has been a bona fide Certificateholder for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Pass Through Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Pass Through Trustee and appoint a successor trustee, which removal and appointment shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.03. The successor Pass Through Trustee so appointed by such court shall immediately and without further act be superseded by any successor Pass Through Trustee appointed by the Certificateholders as provided in subsection (a) above within one year from the date of appointment by such court.

                 SECTION 10.02. Persons Eligible for Appointment as Pass Through Trustee. The Pass Through Trust shall at all times have a Pass Through Trustee which shall be a Person eligible to act as trustee under Section 310(a) of the Trust Indenture Act and shall be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $100,000,000, or a direct or indirect subsidiary of such a corporation, or a member of a bank holding company group, having a combined capital and surplus of at least $100,000,000 and such subsidiary or member itself having a capital and surplus of at least $10,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision of examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Pass Through Trustee ceases to be eligible in accordance with the provisions of this Section to act as trustee for the Pass Through Trust, the Pass Through Trustee shall resign immediately as Pass Through Trustee in the manner and with the effect specified in Section 10.01.

                 SECTION 10.03. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 10.01 for the Pass Through Trust shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor with respect to the Pass Through Trust, as if such successor trustee was originally named as trustee of the Pass Through Trust. Notwithstanding the foregoing, on the written request of the Company or the successor trustee, the trustee ceasing to act shall, upon payment of its charges then unpaid and subject to
Section 12.04, pay over to the successor trustee all moneys at the time held by it with respect to the Pass Through Trust and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee with respect to the Pass Through Trust to secure any amounts then due it pursuant to the provisions of Article IX.

                 No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 10.02 to act as trustee of the Pass Through Trust.

                 Upon acceptance of appointment by a successor trustee as provided in this Section, the successor trustee shall notify the Certificateholders of such appointment by first-class mail at their last addresses as they shall appear in the Register, and shall mail a copy of such notice to the Company, the Related Indenture Trustees and the Related Owner Trustees. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 10.01.

                 SECTION 10.04. Merger, Conversion, Consolidation or Succession to Business of Pass Through Trustee. Any corporation into which the Pass Through Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Pass Through Trustee is a party, or any corporation succeeding to the corporate trust business of the Pass Through Trustee, shall be the successor to the Pass Through Trustee hereunder, provided that, anything herein to the contrary notwithstanding, such corporation shall be eligible under the provisions of Section 10.02 to act as trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                 If, at the time of such succession to the Pass Through Trustee, any of the Pass Through Certificates have been authenticated but not delivered, such successor may adopt the certificate of authentication of the predecessor Pass

Through Trustee and deliver such Pass Through Certificates so authenticated; and, if at that time any of the Pass Through Certificates have not been authenticated, such successor may authenticate such Pass Through Certificates either in the name of any of its predecessor or in its own name as the successor Pass Through Trustee; and in all such cases such certificate of authentication shall have the full force of the certificate of authentication of the Pass Through Trustee set forth in Section 2.01; provided that the right to adopt the certificate of authentication of any predecessor Pass Through Trustee or to authenticate Pass Through Certificates in the name of any predecessor Pass Through Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                 SECTION 10.05.  Appointment of Separate Pass Through Trustees.
(a) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located or in which any action of the Pass Through Trustee may be required to be performed or taken, the Pass Through Trustee, by an instrument in writing signed by it, may appoint one or more individuals or corporations to act as separate trustee or separate trustees or co-trustee, acting jointly with the Pass Through Trustee, of all or any part of the Trust Property, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee, acting jointly with the Pass Through Trustee, to act.

                 (b) The Pass Through Trustee and, at the request of the Pass Through Trustee, the Company, shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully confirming such title, rights or duties to such separate trustee or separate trustees or co-trustee. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees or co-trustee, it, he, she or they shall be vested with such title to the Trust Property or any part thereof, and with such rights, powers, duties and obligations, as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Pass Through Trustee, or the Pass Through Trustee and such separate trustee or separate trustees or co-trustee jointly with the Pass Through Trustee subject to all the terms of this Pass Through Agreement, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Pass Through Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee, as the case may be. Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Pass Through Trustee its, her or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its, her or his behalf and in its, her or his name. In case any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Property and all assets, property, rights, powers, duties and obligations and duties of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Pass Through Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.

                 (c) All provisions of this Pass Through Agreement which are for the benefit of the Pass Through Trustee (including without limitation
Article IX hereof) shall extend to and apply to each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 10.06.

                 (d) Every additional trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed and act and the Pass Through Trustee shall act, subject to the following provisions and conditions:

                 (i) all powers, duties, obligations and rights conferred upon the Pass Through Trustee in respect of the receipt, custody, investment and payment of moneys shall be exercised solely by the Pass Through Trustee;

                (ii) all other rights, powers, duties and obligations conferred or imposed upon the Pass Through Trustee shall be conferred or imposed and exercised or performed by the Pass Through Trustee and such additional trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Pass Through Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Property in any such jurisdiction) shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees;

            (iii) no power hereby given to, or exercisable by, any such additional trustee or separate trustee shall be exercised hereunder by such additional trustee or separate trustee except jointly with, or with the consent of, the Pass Through Trustee; and

             (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

If at any time the Pass Through Trustee shall deem it no longer necessary or prudent in order to conform to any such law, the Pass Through Trustee shall execute and deliver all instruments and agreements necessary or proper to remove any additional trustee or separate trustee.

                 (e) Any request, approval or consent in writing by the Pass Through Trustee to any additional trustee or separate trustee shall be sufficient warrant to such additional trustee or separate trustee, as the case may be, to take such action as may be so requested, approved or consented to.

                 (f) Notwithstanding any other provision of this Section 10.06, the powers of any additional trustee or separate trustee shall not exceed those of the Pass Through Trustee hereunder.


                                   ARTICLE XI

                       SUPPLEMENTS AND AMENDMENTS TO THIS
                   PASS THROUGH AGREEMENT AND OTHER DOCUMENTS


                 SECTION 11.01. Supplemental Agreements Without Consent of Certificateholders. The Company and the Pass Through Trustee may enter into an agreement or agreements supplemental hereto for one or more of the following purposes:

                 (a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company herein;

                 (b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Pass Through Trustee shall consider to be for the protection of the Certificateholders;

                 (c) to surrender any right or power conferred upon the Company herein;

                 (d) to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein; or to make such other provisions in regard to matters or questions arising under this Pass Through Agreement as the Company may deem necessary or desirable and that will not adversely affect the interests of the Certificateholders;

                 (e) to correct or amplify the description of any property at any time that constitutes Trust Property or better to assure, convey and confirm unto the Pass Through Trustee any such property to be included in the Trust Property;

                 (f) to evidence and provide for the acceptance and appointment hereunder or under the Pass Through Trust of a successor trustee and to add to or change any of the provisions hereof as may be necessary to provide for or facilitate the administration of the Pass Through Trust by more than one trustee, pursuant to the requirements of Section 10.03;

                 (g) to modify, eliminate or add to the provisions of this Pass Through Agreement to the extent necessary to continue the qualification of this Pass Through Agreement (including any supplemental agreement) under the Trust Indenture Act, or under any similar Federal statute enacted after the date hereof, and to add to this Pass Through Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect on the date hereof or any corresponding provision in any similar Federal statute enacted after the date hereof;

                 (h) to add, eliminate or change any provision hereunder so long as such action shall not adversely affect the interests of the Certificateholders;

provided that no such supplemental agreement shall cause any Pass Through Trust to become taxable as an association within the meaning of Treasury Regulation
Section 301.7701-4.

                 The Pass Through Trustee is hereby authorized to join in the execution of any such supplemental agreement, to make any further appropriate agreements and stipulations that may be contained therein and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Pass Through Trustee shall not be obligated to enter into any such supplemental agreement that adversely affects the Pass Through Trustee's own rights, duties or immunities under this Pass Through Agreement or otherwise, whether in its official or individual capacity.

                 Any supplemental agreement contemplated by this Section may be executed without the consent of the Certificateholders of the Outstanding Pass Through Certificates, notwithstanding any of the provisions of Section 11.02.

                 SECTION 11.02. Supplemental Agreements With Consent of Certificateholders. With the consent (evidenced as provided in Article VI) of the Majority in Interest of Certificateholders, the Company and the Pass Through Trustee may, from time to time and at any time, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Pass Through Agreement or of modifying in any manner the rights of the related Certificateholders; provided, that no such supplemental agreement shall cause any Pass Through Trust to become taxable as an association within the meaning of Treasury Regulation Section 301.7701-4; and provided further that, without the consent of each Certificateholder (or the proxy therefor), no such amendment of or supplement to this Pass Through Agreement, or modification of the terms of, or consent under, any thereof, shall (aa) modify any of the provisions of Section 7.10 or this Section 11.02, (bb) reduce the amount or extend the time of payment of any amount owing or payable on the Equipment Notes or distributions to be made on any Pass Through Certificate pursuant to
Article V, or alter the currency in which any amount payable under any such Pass Through Certificate is to be paid, or impair the right of any Pass Through Certificateholder to commence legal proceedings to enforce a right to receive payment hereunder, (cc) reduce, modify or amend any indemnities in favor of any Certificateholder (except as consented to by each such Certificateholder adversely affected thereby (or the proxy therefor)), or (dd) create or permit the creation of any Lien on the Trust Property or any part thereof, or deprive any Certificateholder of the benefit of the Pass Through Trust with respect to the Trust Property, whether by disposition of the Trust Property or otherwise, except as provided in Section 7.02 or in connection with the exercise of remedies under Article VII.

                 Upon the request of the Company and upon the filing with the Pass Through Trustee of evidence of the consent of the applicable Certificateholders required under this Section and other documents, if any, required by Section 6.01, the Pass Through Trustee shall join with the Company in the execution of such supplemental agreement unless such supplemental agreement affects the Pass Through Trustee's own rights, duties or immunities under this Pass Through Agreement or otherwise, in which case the Pass Through Trustee may in its discretion, but shall not be obligated to, enter into such supplemental agreement.

                 It shall not be necessary for the consent of the Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such consent shall approve the substance thereof.

                 Promptly after the execution by the Company and the Pass Through Trustee of any supplemental agreement relating to any Pass Through Trust pursuant to the provisions of this Section, the Pass Through Trustee shall mail a notice thereof by first-class mail to the Certificateholders at their addresses as they shall appear on the Register, setting forth in general terms the substance of such supplemental agreement. Any failure of the Pass Through Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental agreement.

                 SECTION 11.03. Effect of Supplemental Agreements. Upon the execution of any supplemental agreement pursuant to the provisions hereof, this Pass Through Agreement shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities hereunder and under the Pass Through Trust of the Pass Through Trustee, the Company and the Certificateholders shall thereafter be determined, exercised and enforced hereunder and thereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be and be deemed to be part of the terms and conditions of this Pass Through Agreement and the Pass Through Trust for any and all purposes.

                 SECTION 11.04. Documents to Be Given to Trustee. The Pass Through Trustee, subject to the provisions of Sections 8.02 and 8.03, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental agreement complies with the applicable provisions of this Pass Through Agreement.

                 SECTION 11.05. Notation on Pass Through Certificates in Respect of Supplemental Agreements. Pass Through Certificates authenticated and delivered after the execution of any supplemental agreement pursuant to the provisions of this Article may bear a notation in form approved by the Pass Through Trustee as to any matter provided for by such supplemental agreement. If the Company or the Pass Through Trustee shall so determine, new Pass Through Certificates so modified as to conform, in the opinion of the Company and the Pass Through Trustee, to any modification of this Pass Through Agreement contained in any such supplemental agreement may be provided by the Company, executed and authenticated by the Pass Through Trustee and delivered in exchange for the Outstanding Pass Through Certificates.


                 SECTION 11.06. Trust Indenture Act. Any supplemental agreement executed pursuant to the terms of this Article shall on the date of the execution thereof conform to the provisions of the Trust Indenture Act as in force on such date.

                 SECTION 11.07. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Certificateholder is a continuing consent by such Certificateholder and every subsequent Certificateholder of the related Pass Through Certificate, even if notation of the consent is not made on such Pass Through Certificate. However, any such Certificateholder or subsequent Certificateholder may revoke the consent as to his or her Pass Through Certificate if the Pass Through Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Certificateholder affected by such amendment or waiver.

                 SECTION 11.08. Amendments, Waivers, etc., of Related Indenture Documents. If the Pass Through Trustee, as holder of any Equipment
Note in trust for the benefit of the Certificateholders, receives a request for a consent to any modification, amendment or supplement to any related Indenture or other related Indenture Document or to give any consent, waiver, authorization or approval under such related Indenture or such other related Indenture Documents, the Pass Through Trustee shall forthwith notify each Certificateholder, as shown on the Register as of such date, of such request. Such notice shall request instructions from such Certificateholders with respect to such request. Subject to Section 7.10, the Pass Through Trustee shall, as the holder of such Equipment Note, consent or vote with respect thereto in the same proportion as so instructed by the respective Certificateholders. Notwithstanding the foregoing, but subject to Section 7.09, if an Event of Default shall have occurred and be continuing, the Pass Through Trustee may, in its own discretion and at its own direction, consent and notify the Related Indenture Trustee of such consent to any modification, amendment, supplement or waiver under any related Indenture Document.


                                  ARTICLE XII

                      TERMINATION OF PASS THROUGH TRUSTS;
                                UNCLAIMED MONEYS


                 SECTION 12.01. Termination of Pass Through Trusts. The Pass Through Trust and the obligations and responsibilities of the Company and the Pass Through Trustee thereunder shall terminate upon the distribution to all Certificateholders and the Pass Through Trustee of all amounts required to be distributed to them pursuant to this Pass Through Agreement and the disposition of all property held as part of the Trust Property; provided that in no event shall the Pass Through Trust continue beyond the expiration of 21 years after the death of the last survivor of Mario Cuomo, Governor of New York State, living on the date of this Pass Through Agreement.

                 Notice of termination of the Pass Through Trust, specifying the applicable Distribution Date upon which the Certificateholders may surrender their Pass Through Certificates to the Pass Through Trustee for payment of the final distribution and cancellation thereof, shall be mailed promptly by the Pass Through Trustee to the Certificateholders not earlier than the 60th day and not later than the 20th day next preceding such final distribution specifying (i) the Distribution Date upon which such final distribution will be made and that such distribution will be made only upon presentation and surrender of the Pass Through Certificates at the office or agency of the Pass Through Trustee specified therein, (ii) the amount of any such final distribution, and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable. The Pass Through Trustee shall notify the Registrar at the time the Certificateholders are notified of such final distribution. Upon presentation and surrender of the Pass Through Certificates, the Pass Through Trustee shall distribute all amounts distributable on the Pass Through Certificates on such Distribution Date pursuant to Section 5.04.

                 SECTION 12.02. Application by Pass Through Trustee of Funds Deposited for Payment of Pass Through Certificates. Subject to Section 12.04, all moneys deposited with the Pass Through Trustee for payment pursuant to
Section 12.01 shall be held in trust and applied by it to the prompt payment, either directly or through any Paying Agent, to the Certificateholders of the Pass Through Certificates, of all sums due and to become due thereon; but such money need not be segregated from other funds except to the extent required by law.

                 In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Pass Through Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and to receive the final distribution with respect thereto.

                 SECTION 12.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of the Pass Through Trust, all moneys then held by any Paying Agent for the Pass Through Trust shall, upon demand of the Pass Through Trustee, be repaid to it and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                 SECTION 12.04. Transfer of Moneys Held by Pass Through Trustee and Paying Agent Unclaimed for Two Years and Eleven Months. Any moneys deposited with or paid to the Pass Through Trustee or any Paying Agent to be distributed on any Pass Through Certificate and not applied but remaining unclaimed for two years and eleven months after the date upon which such amount has become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be paid to the Related Indenture Trustees by the Pass Through Trustee or such Paying Agent and the applicable Certificateholder shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to such Related Indenture Trustees for any payment which such Certificateholder may be entitled to collect, and all liability of the Pass Through Trustee, or any Paying Agent with respect to such moneys shall thereupon cease.

                                  ARTICLE XIII

                                 MISCELLANEOUS


                 SECTION 13.01. Capacity in Which Acting. The Pass Through Trustee acts hereunder and under the Pass Through Trust not in its individual capacity but solely as trustee except as expressly provided herein.

                 SECTION 13.02. No Legal Title to Trust Property in Certificateholders. No Certificateholder shall have legal title to any part of the Trust Property. No transfer, by operation of law or otherwise, of any Pass Through Certificate or other right, title and interest of any Certificateholder in and to the Trust Property or under the Pass Through Trust shall operate to terminate the Pass Through Trust or entitle such Certificateholder or any successor or transferee of such Certificateholder to an accounting or to the transfer to it of legal title to any part of the Trust Property.

                 SECTION 13.03. Certificates Nonassessable and Fully Paid. No Certificateholder shall be personally liable for obligations of the Pass Through Trust, and the Fractional Undivided Interests shall be nonassessable for any losses or expenses of the Pass Through Trust or for any reason whatsoever, and upon authentication of the Pass Through Certificates by the Pass Through Trustee pursuant to Section 3.02, such Pass Through Certificates will be and shall be deemed fully paid. No Certificateholder shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Trust Property, the Pass Through Trust, or the obligations of the parties hereto, nor shall anything set forth herein or in the Pass Through Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association.

                 SECTION 13.04. Pass Through Agreement for the Benefit of the Company, the Pass Through Trustee and the Certificateholders. Nothing in this Pass Through Agreement or in any Pass Through Certificate, whether express or implied, shall be construed to give to any person other than the Company, the Pass Through Trustee, as trustee and in its individual capacity, and the Certificateholders any legal or equitable right, remedy or claim under or in respect of this Pass Through Agreement, the Pass Through Trust or any Pass Through Certificate.

                 SECTION 13.05. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate the Pass Through Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Pass Through Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them. No Certificateholder shall be entitled to revoke the Pass Through Trust.

                 SECTION 13.06. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Pass Through Agreement to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telex or telecopy, and (i) if to the Pass Through Trustee, at its office at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126 (telecopier:
(312) 407-1708), Attention: Corporate Trust Services Division; or (ii) if to the Company, addressed to it at its offices at One United Bank Center, 1700 Lincoln Street, Denver, Colorado 80203 (telecopier: (303) 837-6007),
Attention: Treasurer. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other party to this Pass Through Agreement.

                 Where this Pass Through Agreement provides for notice to Certificateholders, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Certificateholder entitled thereto, at his or her last address as it appears in the Register. In any case where notice to Certificateholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Certificateholder shall affect the sufficiency of such notice with respect to other Certificateholders. Where this Pass Through Agreement provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Certificateholders shall be filed with the Pass Through Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                 In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to any Certificateholders when such notice is required to be given pursuant to any provision of this Pass Through Agreement, then any manner of giving such notice as shall be satisfactory to the Pass Through Trustee shall be deemed to be a sufficient giving of such notice.

                 SECTION 13.07. Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company to the Pass Through Trustee to take any action, the Company shall furnish to the Pass Through Trustee (i) an Officers' Certificate stating that all conditions precedent, if any, provided for in this Pass Through Agreement relating to the proposed action have been complied with and that the proposed action is in conformity with the requirements of this Pass Through Agreement, and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Pass Through Agreement relating to such particular application or demand, no additional certificate or opinion need be furnished.

                 Each certificate or opinion required by this Pass Through Agreement and delivered to the Pass Through Trustee with respect to compliance with a condition or covenant provided for in this Pass Through Agreement, except for the certificate required by Section 4.03(d) shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                 Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

                 Any certificate, statement or opinion of an officer of the Company or of counsel thereto may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants employed by the Company unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

                 Any certificate or opinion of any independent firm of public accountants filed with the Pass Through Trustee shall contain a statement that such firm is independent.

                 SECTION 13.08. Conflict of Any Provision of Pass Through Agreement with the Trust Indenture Act. If and to the extent that any provision of this Pass Through Agreement limits, qualifies or conflicts with another provision included in this Pass Through Agreement by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act (an "incorporated provision"), such incorporated provision shall control.

                 SECTION 13.09. Severability. Any provision of this Pass Through Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 SECTION 13.10. No Oral Modifications or Continuing Waivers. No terms or provisions of this Pass Through Agreement or any Pass Through Certificates may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof or thereof shall be effective only in the specific instance and for the specific purpose given.

                 SECTION 13.11. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Certificateholder shall bind the successors and assigns of such Certificateholder.

                 SECTION 13.12. Headings. The headings of the various Articles and Sections herein and in the table of contents hereto are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                 SECTION 13.13. Normal Commercial Relations. Anything contained in this Pass Through Agreement to the contrary notwithstanding, the Pass Through Trustee and any Certificateholder, or any bank or other affiliate of any such party, may conduct any banking or other financial transactions, and have banking or other commercial relationships, with the Company fully to the same extent as if this Pass Through Agreement were not in effect, including without limitation the making of loans or other extensions of credit to the Company for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

                 SECTION 13.14. Governing Law; Counterpart Form. THIS PASS THROUGH AGREEMENT AND EACH PASS THROUGH CERTIFICATE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Pass Through Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                 SECTION 13.15. Distributions Due on Days Other than Business Days. If any Distribution Date is not a Business Day, then such distribution need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the applicable Distribution Date, and no interest shall accrue for the intervening period.

             IN WITNESS WHEREOF, the parties hereto have caused this Pass Through Agreement to be duly executed this ____ day of September, 1994 by their respective officers thereunto duly authorized, and acknowledge that this Pass Through Agreement has been made and delivered in the City of New York, and this Pass Through Agreement shall be effective only upon such execution and delivery.



                                           THE FIRST NATIONAL BANK OF CHICAGO
                                              not in its individual capacity,
                                              except as otherwise expressly
                                              provided herein, but solely
                                              as Pass Through Trustee



                                           By:_________________________________
                                               Title:



                                           NEWMONT GOLD COMPANY



                                           By:_________________________________
                                               Title:

                                                               Exhibit A to
                                                               Pass Through
                                                               Agreement


                        FORM OF PASS THROUGH CERTIFICATE


                 Unless this pass through certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE THEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)


                              NEWMONT GOLD COMPANY
                          PASS THROUGH TRUST, 1994-A1

                    1994 Pass Through Certificate, Series A1

                   Final Scheduled Regular Distribution Date:
                                January 5, 2009


         evidencing a fractional undivided interest in a pass through trust, the property of which includes certain Equipment Notes, each secured by a percentage of an undivided interest in a refractory gold ore treatment facility leased to Newmont Gold Company

                              CUSIP No.: 65163QAA6

         Certificate No. _______

                 Applicable interest rate on Equipment Notes held in Pass Through Trust, 1994-A1: 8.91%

$___________ Fractional Undivided Interest.





____________________

                 (1) This paragraph is required only if the Pass Through Certificates are to be represented by the Registered Global Certificate.

                 THIS CERTIFIES THAT ______________, for value received, is the registered owner of a $_________ (_____________ dollars) Fractional Undivided Interest in the Newmont Gold Company Pass Through Trust, 1994-A1 (the "Pass Through Trust") created and declared by The First National Bank of Chicago, as pass through trustee (the "Pass Through Trustee"), pursuant to the Pass Through Trust Agreement dated as of July 15, 1994 (the "Pass Through Agreement") between the Pass Through Trustee and Newmont Gold Company, a corporation incorporated under Delaware law (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Pass Through Agreement. This Pass Through Certificate is one of the duly authorized Pass Through Certificates designated as "Newmont Gold Company 1994 Pass Through Certificates, Series A1." This Pass Through Certificate is issued under and is subject to the terms, provisions, and conditions of the Pass Through Agreement, to which the Certificateholder of this Pass Through Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The property of the Pass Through Trust (the "Trust Property") includes certain Equipment Notes (the "Equipment Notes"). The Equipment Notes are secured by a percentage of an undivided interest in a refractory gold ore treatment facility leased to the Company.

                 Subject to and in accordance with the terms of the Pass Through Agreement, from funds then available to the Pass Through Trustee, there will be distributed on each January 5 and July 5 (a "Regular Distribution Date"), commencing on July 5, 1995, to the Person in whose name this Pass Through Certificate is registered at the close of business on the 15th day preceding the applicable Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Pass Through Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Pass Through Agreement, if Special Payments on the Equipment Notes are received by the Pass Through Trustee, from funds then available to the Pass Through Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Pass Through Certificate is registered at the close of business on the 15th day preceding such Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Pass Through Certificate and an amount equal to the sum of such Special Payments so received. If a Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Distribution Date and no interest shall accrue during the intervening period. The Special Distribution Date shall be the day of the month determined as provided in the Pass Through Agreement. The Pass Through Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Pass Through Certificate.

                 Distributions on this Pass Through Certificate will be made by the Pass Through Trustee to the Person entitled thereto, without the presentation or surrender of this Pass Through Certificate or the making of any notation hereon. Except as otherwise provided in the Pass Through Agreement and notwithstanding the above, the final distribution on this Pass Through Certificate will be made after notice is mailed by the Pass Through Trustee of the pendency of such distribution and only upon presentation and surrender of this Pass Through Certificate at the office or agency of the Pass Through Trustee specified in such notice.

 NO EMPLOYEE BENEFIT PLAN SUBJECT TO PART 4 OF SUBTITLE B OF TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR PLAN SUBJECT TO SECTION 4975 OF THE CODE OR ANY TRUST CREATED UNDER ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, NOR ANY GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OR ERISA OR SECTION 414(d) OF THE CODE) ORGANIZED IN A JURISDICTION HAVING PROHIBITIONS ON TRANSACTIONS WITH SUCH GOVERNMENTAL LAWS SIMILAR TO THOSE CONTAINED IN SECTION 406 OF ERISA OR SECTION 414(d) OF THE CODE (SUCH EMPLOYEE BENEFIT PLAN, PLAN AND GOVERNMENTAL PLAN ARE HEREINAFTER COLLECTIVELY REFERRED TO AS AN "ERISA PLAN"), OR ANY OTHER PERSON TREATED AS HOLDING ASSETS OF AN ERISA PLAN MAY ACQUIRE OR HOLD THE PASS THROUGH CERTIFICATES. THE PURCHASE BY ANY PERSON OF ANY PASS THROUGH CERTIFICATE CONSTITUTES A REPRESENTATION BY SUCH PERSON TO THE COMPANY, THE RELATED OWNER PARTICIPANTS, THE RELATED OWNER TRUSTEES, THE RELATED INDENTURE TRUSTEES AND THE PASS THROUGH TRUSTEE THAT SUCH PERSON IS NOT AN ERISA PLAN AND THAT SUCH PERSON IS NOT ACQUIRING, AND HAS NOT ACQUIRED, SUCH PASS THROUGH CERTIFICATE WITH ASSETS OF AN ERISA PLAN.

                 This Pass Through Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                 Reference is hereby made to the further provisions of this Pass Through Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by the Pass Through Trustee, by manual signature, this Pass Through Certificate shall not be entitled to any benefit under the Pass Through Trust or be valid for any purpose.

                 IN WITNESS WHEREOF, the Pass Through Trustee has caused this Pass Through Certificate to be duly executed.


                              NEWMONT GOLD COMPANY
                              PASS THROUGH TRUST, SERIES 1994-A1


                                     By:  THE FIRST NATIONAL BANK OF
                                          CHICAGO,
                                          as Pass Through Trustee


                                          By: ________________________
                                                Authorized Signatory

       (FORM OF THE PASS THROUGH TRUSTEE'S CERTIFICATE OF AUTHENTICATION)




Dated:

         This is one of the Pass Through Certificates referred to in the within-mentioned Pass Through Agreement.



                                              THE FIRST NATIONAL BANK OF
                                              CHICAGO,
                                              as Pass Through Trustee


                                              By: __________________________
                                                  Authorized Signatory

                     (Reverse of Pass Through Certificate)




                 The Pass Through Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Pass Through Trustee or any affiliate thereof. The Pass Through Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Pass Through Agreement. All payments or distributions made to Certificateholders under the Pass Through Agreement shall be made only from the Trust Property and only to the extent that the Pass Through Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Pass Through Agreement. Each Certificateholder of this Pass Through Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Pass Through Agreement. In connection with withholding taxes, under certain circumstances the Pass Through Trustee may retain certain amounts otherwise distributable to a Certificateholder. The purchase by any Certificateholder of any Pass Through Certificate constitutes the consent of such Certificateholder to such retention in accordance with the terms of the Pass Through Agreement. This Pass Through Certificate does not purport to summarize the Pass Through Agreement and reference is made to the Pass Through Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Pass Through Agreement may be examined during normal business hours at the principal office of the Pass Through Trustee, and at such other places, if any, designated by the Pass Through Trustee, by any Certificateholder upon request.

                 As of the date of issuance of this Pass Through Certificate, and assuming that no early redemption, purchase or default in respect of the Equipment Notes shall occur, the aggregate scheduled repayments of principal on the Equipment Notes for the Pass Through Trust and the resulting Pool Factors for the Pass Through Trust after taking into account each such repayment are set forth below:

                          Pass Through Trust, 1994-A1



        Regular            Scheduled Principal
      Distribution             Payments on
         Date                Equipment Notes          Pool Factor
      ------------         -------------------        -----------
                           $                           0.0000000




                 The Pass Through Agreement permits, with certain exceptions provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Pass Through Trust at any time by the Company and the Pass Through Trustee with the consent of the Majority In Interest of Certificateholders in the Pass Through Trust. Any such consent by the Certificateholder of this Pass Through Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Pass Through Certificate and of any Pass Through Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Pass Through Certificate. The Pass Through Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Pass Through Certificates.


                 As provided in the Pass Through Agreement and subject to certain limitations set forth therein, the transfer of this Pass Through Certificate is registrable in the Register upon surrender of this Pass Through Certificate for registration of transfer to the Pass Through Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Pass Through Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Pass Through Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust will be issued to the designated transferee or transferees.

                 The Pass Through Certificates are issuable only as registered Pass Through Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof. As provided in the Pass Through Agreement and subject to certain limitations set forth therein, the Pass Through Certificates are exchangeable for new Pass Through Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust, as requested by the Certificateholder surrendering the same.

                 No service charge will be made for any such registration of transfer or exchange, but the Pass Through Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                 The Pass Through Trustee, the Registrar, and any agent of the Pass Through Trustee or the Registrar may treat the person in whose name this Pass Through Certificate is registered as the owner hereof for all purposes, and neither the Pass Through Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

                 The obligations and responsibilities created by the Pass Through Agreement and the Pass Through Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Pass Through Agreement and the disposition of all property held as part of the Trust Property.

                                                                   Schedule I to
                                                          Pass Through Agreement



                              Newmont Gold Company
                          Pass Through Trust, 1994-A1

                                Equipment Notes;
                          Related Indenture Documents



1.       Equipment Notes (Newmont Gold Company Trust No. 1)

         Interest Rate:           8.91%
         Maturity:                January 5, 2009
         Principal Amount:        $131,577,000

         Related Indenture Documents:

         Trust Indenture and Security Agreement (Newmont Gold Company Trust No.
         1) dated as of July 15, 1994, between Shawmut Bank Connecticut, National Association, as Owner Trustee, and The First National Bank of Chicago, as Indenture Trustee;

         Participation Agreement (Newmont Gold Company Trust No. 1) dated as of July 15, 1994, among Newmont Gold Company, as Lessee, Philip Morris Capital Corporation, as Owner Participant, Shawmut Bank Connecticut, National Association, as Owner Trustee, The First National Bank of Chicago, as Indenture Trustee, and The First National Bank of Chicago, as Pass Through Trustee;

         Trust Agreement (Newmont Gold Company Trust No. 1) dated as of July 15, 1994, between Philip Morris Capital Corporation, as Owner Participant and Shawmut Bank Connecticut, National Association, as Owner Trustee; and

         Lease Agreement (Newmont Gold Company Trust No. 1) dated as of September 30, 1994, between Shawmut Bank Connecticut, National Association, as Owner Trustee and Lessor, and Newmont Gold Company, as Lessee.

2.       Equipment Notes (Newmont Gold Company Trust No. 2)

         Interest Rate:           8.91%
         Maturity:                January 5, 2009
         Principal Amount:        $43,859,000

         Related Indenture Documents:

         Trust Indenture and Security Agreement (Newmont Gold Company Trust No.
         2) dated as of July 15, 1994, between Shawmut Bank Connecticut, National Association, as Owner Trustee, and The First National Bank of Chicago, as Indenture Trustee;

         Participation Agreement (Newmont Gold Company Trust No. 2) dated as of July 15, 1994, among Newmont Gold Company, as Lessee, Philip Morris Capital Corporation, as Owner Participant, Shawmut Bank Connecticut, National Association, as Owner Trustee, The First National Bank of Chicago, as Indenture Trustee, and The First National Bank of Chicago, as Pass Through Trustee;

         Trust Agreement (Newmont Gold Company Trust No. 2) dated as of July 15, 1994, between Philip Morris Capital Corporation, as Owner Participant and Shawmut Bank Connecticut, National Association, as Owner Trustee; and

         Lease Agreement (Newmont Gold Company Trust No. 2) dated as of September 30, 1994, between Shawmut Bank Connecticut, National Association, as Owner Trustee and Lessor, and Newmont Gold Company, as Lessee.





                                      I-2